Exhibit 10.1

Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [*****], pursuant to Regulation S-K Item 601(b) of the Securities Act of 1933, as amended. Certain confidential information has been excluded from the exhibit because it is: (i) not material; and (ii) would be competitively harmful if publicly disclosed.

THIS LEASE (“Lease”) is made this 26th day of March, 2021 (“Effective Date”), between 300 CR LLC, having an office at 2 Research Way, Princeton NJ 08540, hereinafter called "Landlord", and CYTOSORBENTS MEDICAL INC. with an office located at 7 Deer Park Drive, Monmouth Junction, NJ 08852, hereinafter called "Tenant".

LEASE OF PREMISES

Subject to the consummation of that certain Lease Termination and Surrender Agreement (“Advaxis Termination”) dated March 25, 2021 between Landlord, as landlord, and Advaxis Inc. (“Advaxis”), as tenant, and the surrender of the premises as described in, and in accordance with the terms of, the Advaxis Termination such that Landlord is able to let the Premises as set forth herein, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions hereinafter set forth, those certain premises (“Premises”) as set forth in Item 2 of the Basic Lease Provisions and as shown in the drawings attached hereto as Exhibit "A" being located on the floor indicated in that certain office building (the “Building”) and on that certain lot (the “Parcel”) together hereinafter referred to as (the “Project”) being located at 305 College Road East, Township of Plainsboro, County of Middlesex, State of New Jersey.

BASIC LEASE PROVISIONS

1.	Location of Premises:	305 College Road East Princeton, NJ 08540

2.	Rentable Area of Premises:	48,511 rentable square feet. The calculations of the rentable area of the Premises and usable area of the Building are final for the Building. During the term of this Lease the method of calculating the floor area shall not be adjusted so as to increase Tenant’s financial obligations hereunder.

3.	Tenant's Percentage Share:	92.3% (48,511/52,544)

4.	Base Project Operating Expenses:	Those incurred in the year 2021

5.	Base Project Property Taxes:	Those incurred in the year 2021

6.	Basic Annual Rent:	Initial Early Term (Commencing as of the Commencement Date and running until the commencement of the Early Term) @ $302,500 ($27.50 per square foot of the Initial Early Premises) per annum Early Term (Commencing as of June 1, 2021 and running until the Manufacturing CO Date) @ $1,059,052.50 ($27.50 per square foot of the Early Premises) per annum
Lease Year 1 (Commencing as of the Manufacturing CO Date and running for Months 1-12 thereafter) @ $1,334,052.50 ($27.50 per square foot) per annum
Lease Year 2 (Months 13-24) @ $1,370,738.94 (~$28.256 per square foot) per annum

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Lease Year 3 (Months 25-36) @ $1,408,434.20 (~$29.033 per square foot) per annum
Lease Year 4 (Months 37-48) @ $1,447,166.10 (~$29.832 per square foot) per annum
Lease Year 5 (Months 49-60) @ $1,486,963.10 (~$30.652 per square foot) per annum
Lease Year 6 (Months 61-72) @ $1,527,854.50 (~$31.495 per square foot) per annum
Lease Year 7 (Months 73-84) @ $1,569,870.40 (~$32.361 per square foot) per annum
Lease Year 8 (Months 85-96) @ $1,613,041.80 (~$33.251 per square foot) per annum
Lease Year 9 (Months 97-108) @ $1,657,400.40 (~$34.165 per square foot) per annum
Lease Year 10 (Months 109-120) @ $1,702,978.9 (~$35.105 per square foot) per annum
Lease Year 11 (Months 121-132) @ $1,749,810.80 (~$36.070 per square foot) per annum
Lease Year 12 (Months 133-144) @ $1,797,930.50 (~$37.062 per square foot) per annum
Lease Year 13 (Months 145-156) @ $1,847,373.50 (~$38.082 per square foot) per annum
Lease Year 14 (Months 157-168) @ $1,898,176.20 (~$39.129 per square foot) per annum
Lease Year 15 (Months 169-180) @ $1,950,376.00 (~$40.205 per square foot) per annum
Lease Year 16 (Months 181-186) @ $2,004,012.28 (~$41.310 per square foot) per annum

7.	Basic Monthly Rent:	Initial Early Term @ $25,208.33 per month
Early Term @ $88,254.375 per month
Lease Year 1 @ $111,171.04 per month
Lease Year 2 @ $114,198.32 per month
Lease Year 3 @ $117,369.51 per month
Lease Year 4 @ $120,597.17 per month
Lease Year 5 @ $123,913.59 per month
Lease Year 6 @ $127,321.20 per month
Lease Year 7 @ $130,822.53 per month
Lease Year 8 @ $134,420.15 per month
Lease Year 9 @ $138,116.70 per month
Lease Year 10 @ $141,914.90 per month
Lease Year 11 @ $145,817.56 per month
Lease Year 12 @ $149,827.54 per month
Lease Year 13 @ $153,947.79 per month
Lease Year 14 @ $158,181.35 per month
Lease Year 15 @ $162,531.33 per month
Lease Year 16 @ $167,001.02 per month

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8.	Term:	Fifteen (15) years and six (6) months.

9.	Lease Commencement Date:	Shall be the latter of (i) April 1, 2021, (ii) the date Landlord obtains approval from the Township of Plainsboro for the construction of the exterior tanks (“Exterior Tanks”), as set forth in Exhibit “H” attached hereto and (iii) the date the Advaxis Termination is consummated.

10.	Security Deposit:	Twelve (12) months’ rent ($1,334,052.50), in the form of a letter of credit, and subject to reduction in accordance with Article 4.

11.	Parking Spaces:	4 spaces per 1,000 square feet leased.

12.	Broker(s):	Tenant's Broker: Avison Young-New York, LLC

Landlord’s Broker: Lanwin Realty LLC

13.	Permitted Use:	General Office, storage, light assembly, cartridge filling, polymer synthesis, laboratory and research and any other permitted use under the current zoning ordinances or otherwise approved by Plainsboro Township.

14.	Addresses for Notices:

LANDLORD	TENANT
Prior to Commencement Date:
7 Deer Park Drive
Monmouth Junction, NJ 08852

Following the Commencement Date:
300 CR LLC	CytoSorbents Medical, Inc.
c/o National Business Parks, Inc.	305 College Road East
2 Research Way	Princeton, NJ 08540
Princeton, NJ 08540

15.	All payments under this Lease shall be paid by wire to:

[*****]
[*****]
[*****]
Acct #: [*****]
Acct Name: [*****]

or such other payee or address as Landlord may designate.

16.	Renewal Options:	Two (2) options of five (5) years each

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17.	Expansion Options:	Right of First Refusal on space in 305 and 307 College Road East (subject to existing rights held by other tenants in the 305 and 307 College Road East buildings).

18.	Manufacturing CO Date:	The earlier of (i) September 30, 2021 and (ii) date of issuance of a certificate of occupancy or temporary certificate of occupancy from the Township of Plainsboro for the manufacturing/lab area of the Premises, subject to Section E of Exhibit “B-1” attached hereto.

19.	Rent Abatement:	Tenant shall be entitled to abatement of Basic Monthly Rental Installments of months 1, 2, 3, 25, 26, and 27 following the Manufacturing CO Date.

20.	Early Premises:	Shall mean the approximately 38,511 square foot portion of the Premises, as depicted in Exhibit “F-2” attached hereto.

21.	Early Term:	Shall mean the period of time commencing June 1, 2021 and running until the Manufacturing CO Date.

22.	Initial Early Premises:	Shall mean the approximately 11,000 square foot portion of the Premises, as depicted in Exhibit “F-1” attached hereto.

23.	Initial Early Term:	Shall mean the period of time commencing as of the Commencement Date and running until May 31, 2021.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing and Articles 1 through 49 which follow, together with Exhibits “A” through “I,” inclusive, incorporated herein by this reference as of the date first above written.

LANDLORD:

300 CR LLC
By:	300 CR Manager LLC, its Member

By:	/s/ Tom Stange
Name:	Tom Stange
Title:	Authorized Signatory

TENANT:

CYTOSORBENTS MEDICAL, INC.

By:	/s/ Phillip P. Chan
Name:	Phillip P. Chan
Title:	Chief Executive Officer

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Table of Contents

(continued)

Exhibit "A"	Floor Plan(s)
Exhibit "B-1"	Landlord's Work Letter
Exhibit "B-2"	Building Standard 300 Series
Exhibit "C"	Commencement Date Memorandum
Exhibit "D"	Rules and Regulations
Exhibit "E"	Janitorial Specifications
Exhibit “F-1”	Initial Early Premises
Exhibit “F-2”	Early Premises
Exhibit “G”	HVAC Units
Exhibit “H”	Tank Specifications
Exhibit “I”	Rights of First Refusal

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ARTICLE 1

COMMENCEMENT DATE AND TERM

(A)             The Term of Lease shall commence on the Commencement Date. The period from the Commencement Date, running until the May 31, 2021 shall be hereinafter referred to as the “Initial Early Term.” During the Initial Early Term, Tenant shall be permitted to occupy the Initial Early Premises pursuant to all the provisions of this Lease; however, Basic Annual Rent shall be paid at a rate of $27.50 per square foot per year, with respect to the square feet of the Initial Early Premises, as set forth in Item 6 of the Basic Lease Terms above. The period from June 1, 2021 to the Manufacturing CO Date, shall be hereinafter referred to as the “Early Term.” During the Early Term, Tenant shall be permitted to occupy the Early Premises pursuant to all the provisions of this Lease; however, Basic Annual Rent shall be paid at a rate of $27.50 per square foot per year, with respect to the square feet of the Early Premises, as set forth in Item 6 of the Basic Lease Terms above. From and after the Manufacturing CO Date, Tenant shall be entitled to occupy, and for the purposes of Rent shall be deemed to occupy, the entire Premises and the Basic Annual Rent shall commence as set forth in Item 6 of the Basic Lease Terms above and Lease Year-based payments of Basic Monthly Rental Installments as set forth therein shall commence. The Commencement Date and the Manufacturing CO Date shall be confirmed by Landlord and Tenant by the execution of a “Commencement Date Memorandum” in a form substantially similar to Exhibit "C" following occupancy of the entire Premises.

(B)              Tenant shall accept any and all portions of the Premises in its “AS IS” condition as of the Commencement Date, June 1, 2021 and Manufacturing CO Date, respectively, except for the Landlord Work as set forth in Exhibit “B-1” attached hereto and made a part hereof. Except for the Landlord Work (which includes the HVAC Work), Tenant is accepting the Premises in its “AS-IS” condition. All HVAC units that are not replaced by Landlord will be delivered in working order.

(C)              Notwithstanding the Commencement Date, if for any reason Landlord cannot deliver possession of any portion of the Premises to Tenant on the dates set forth herein, then Landlord shall not be subject to any liability therefor; nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, provided that, except in the event of delays caused by Tenant (including delays caused by Tenant’s changes to its plans for improvements at the Project), Tenant shall not be obligated to pay Rent (except a sum equal to the first Basic Monthly Rental Installment) until possession of the applicable Premises is rendered to Tenant.

(D)             For the avoidance of doubt and subject to all the terms and conditions of this Lease, the timeline of commencement of this Lease shall be as follows:

•	Execution of this Lease and the Advaxis Termination.

•	Approval of Exterior Tanks, consummation of Advaxis Termination and Commencement Date (estimated March/April 2021).

•	This Lease becomes effective under the Initial Early Term and Tenant occupies the Initial Early Premises as a direct tenant to Landlord under the terms of this Lease.

•	On June 1, 2021, The Early Term commences and Tenant takes possession of the Early Premises.

•	Upon Manufacturing CO Date (estimated September 30, 2021), Tenant takes possession of the Premises and Tenant receives a three-month abatement of Basic Monthly Rental Installments for the following three (3) months (estimated October, November, and December, 2021).

•	Payment of Basic Annual Rent commences (estimated January 1, 2022).

ARTICLE 2

BASIC ANNUAL RENT

(A)             Tenant agrees to pay as Basic Annual Rent for the Premises the initial sum shown in Item 6 of the Basic Lease Provisions. Except for months when this Lease is not in effect for the full calendar month (partial month), the Basic Annual Rent shall be payable in U.S. currency in equal monthly installments, hereinafter sometimes referred to as "Basic Monthly Rental Installments", in advance without notice, deduction, demand, offset, or abatement. Basic Monthly Rental Installments shall be in the initial sum shown in Item 7 of the Basic Lease Provisions. Subject to the rental abatements provided herein, payment of Basic Annual Rent shall commence on the Manufacturing CO Date (except that the first month's rent shall be due upon the signing of this Lease), and continue on the first day of each calendar month thereafter except that Basic Monthly Rental Installments for any partial month during the Term hereof shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the number of days in that calendar month, and shall be paid at the commencement of such partial month, and except further that the Basic Monthly Rental Installment for the first full calendar month of this Lease for which an installment of Basic Annual Rent is due will be paid on execution hereof.

(B)              Notwithstanding anything above to the contrary and provided that Tenant is not in default of Tenant’s monetary obligations under this Lease after notice and the passage of any applicable cure period, Landlord hereby agrees to abate Tenant's obligation to pay Tenant's Basic Monthly Rental Installments for the 1st, 2nd, 3rd, 25th, 26th, and 27th months following the Manufacturing CO Date. During such abatement period, Tenant shall still be responsible for the payment of all Additional Rent and other monetary obligations under the Lease. In the event of a default by Tenant under the terms of the Lease that results in early termination of the Lease, Landlord shall be entitled to the recovery of the Basic Monthly Rental Installment that was abated under the provisions of this Section.

(C)              In addition to the Basic Annual Rent stipulated herein, Tenant covenants and agrees to pay Landlord without offset or deduction as additional Rent, hereinafter "Additional Rent", all other sums and charges which are to be paid by Tenant pursuant to the terms of this Lease including, without limitation, all charges for utilities incurred by Tenant in the Premises. Except as otherwise provided in this Lease, Additional Rent shall be due and payable on the first day of the month following the date on which Tenant is given written notice that Additional Rent is due. Rent means Basic Annual Rent and Additional Rent.

ARTICLE 3

ADDITIONAL RENT

(A)             Commencing on the first anniversary of the Commencement Date and for each calendar year (or part thereof) thereafter, during the term of this Lease, Tenant agrees to pay as items of Additional Rent for the Premises, Tenant's "Percentage Share" (being the percentage indicated in Item 3 of Basic Lease Provisions) of all increases in "Project Operating Expenses" and "Project Property Taxes" (as hereinafter defined) incurred by Landlord in the operation of the Building or Project over the Base Project Operating Expenses and Base Project Property Taxes as stipulated in Items 4 and 5 respectively in the Basic Lease Provisions. The Basic Annual Rent plus Additional Rent are sometimes collectively referred to as "Rent".

(B)              The items of Additional Rent contemplated under subparagraph 3(A) shall be calculated in accordance with the following procedures:

1)                  Each December during the term hereof or as soon thereafter as practical, Landlord shall give Tenant written notice of Landlord's estimate of any amounts payable under subparagraph 3(A) above for the ensuing calendar year. On or before the first day of each month during each calendar year, Tenant shall pay Landlord without further notice 1/12 (One-twelfth) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the then applicable rental until the month after such notice is given. If at any time or times it appears to Landlord that the adjusted amounts payable under subparagraph 3(A) for the current calendar year will exceed its estimate, Landlord may, by notice to Tenant, revise its estimate for such year. Subsequent payments by Tenant for such year shall be based upon such revised estimate.

2)                  Within ninety (90) days after the close of each calendar year or as soon thereafter as is practical, Landlord shall deliver to Tenant a statement of the annual adjustment of those Additional Rent items made pursuant to subparagraph 3(A) for such calendar year (the “Reconciliation Statement”). If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund or credit such excess to Tenant. If on the basis of such statement Tenant owes an amount that is more than the estimated payment for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. Notwithstanding anything to the contrary contained herein, in the event that Landlord fails to deliver the Reconciliation Statement within three (3) years after the end of the applicable calendar year during the Term, Landlord shall be deemed to have waived both Landlord’s right to deliver Reconciliation Statement for the applicable year during the Term and Landlord’s right to collect any balance due for the applicable year during the Term.

3)                  The Additional Rent due under the terms and conditions of this Article 3 shall survive termination of this Lease, shall be payable by Tenant without any setoff or deduction, and shall be computed by Landlord on a prorated basis for any period less than a full calendar year.

4)                  Anything to the contrary contained in this Article 3 notwithstanding, if the average occupancy of the Building is less than ninety-five (95%) percent during the Base Year hereinafter defined, then Landlord shall make a reasonable determination ("Landlord's Determination") of what the Project Operating Expenses for such year would have been if during the entire year the average tenant occupancy of the Building were ninety-five (95%) percent. Landlord's Determination shall be binding and conclusive upon Tenant and shall for all purposes of this Lease be deemed to be the Project Operating Expenses for the Base Year. Landlord shall notify Tenant of Landlord's Determination within ninety (90) days following the last day of the Base Year. Thereafter, if for any subsequent Lease Year the average tenant occupancy of the Building is below ninety-five (95%) percent, the Project Operating Expenses for any such year shall be adjusted by Landlord to the amount that such Project Operating Expenses would have been if the average tenant occupancy during that year had been ninety-five (95%) percent. The term Base Year means the twelve (12) month period during which Base Project Operating expenses are calculated.

(C)              Definitions:

1)                  The term "Project Operating Expenses" as used herein shall include all costs of repair, management, operation and maintenance of the Project for each calendar year as determined by generally accepted accounting principles consistently applied. Project Operating Expenses shall, by way of illustration but not limitation, include water and sewer charges, insurance premiums, license, permit, and inspection fees, fuel, heat, light, power (except for electricity charged directly to the Premises and other rental space on the Project), all costs, charges and expenses incurred by Landlord in connection with any change of any utility company providing electricity service, including without limitation, maintenance, repair installation, and service costs associated therewith steam, janitorial and security services, labor, salaries, air conditioning, landscaping maintenance and repair of the Building and driveways, parking structures and surface parking areas, ice and snow removal, supplies, materials, equipment, tools, property management fees, office costs,; and the cost incurred in contesting the validity of Project Property Taxes. Project Operating Expenses shall also include but not be limited to the cost of any capital improvements made to the Building by Landlord that reduce Project Operating Expenses, or that are required under any governmental law or regulation not previously applicable to the Building or not in effect at the time it was constructed. Such capital cost shall be amortized over such reasonable periods as Landlord shall determine. In no event shall Project Operating Expenses ever be less than Base Project Operating Expenses stipulated in Item 4 of Basic Lease Provisions. Notwithstanding the foregoing, Project Operating Expenses shall in no event include any of the following:

(a)       debt service on the Property, or any part thereof, or interest thereon, in connection with any financing or refinancing during the term of the Lease or rents arising or becoming due under any underlying ground lease, together with any expenses or charges related to or arising out of either or both of the foregoing;

(b)       expenditure for the initial improvements constructed in the Building or any expansion, alteration or modification thereof;

(c)       leasing costs (including advertising expenses, legal fees, vacancy costs, rent or other rent concessions and/or refurbishment or improvement expenses, leasing commissions, attorneys' fees, costs and disbursements and other expenses) incurred in connection with negotiations or disputes with tenants or other occupants or prospective tenants of the Building, or associated with the enforcement, defense, execution or renewal of any leases or recover of possession of any tenant's premises or the defense of Landlord's title to or interest in the Building or any part thereof or defense of any alleged violation by Landlord of any lease affecting the Building or part thereof;

(d)       charges or costs incurred by Landlord as a result of Landlord failing to maintain insurance coverage as required under this Lease;

(e)       landscaping costs arising from the replacement of all or substantially all of the existing landscaping or similar "open space" improvements by virtue of a casualty loss, natural disaster or a major remodel or renovation of the landscaping or "open space" improvements located in the Common Areas of the Property;

(f)       expenditures for improvements, replacements or alterations which are capital in nature, pursuant to generally accepting accounting principles;

(g)       costs for sculptures, paintings or other valuable works of art; or

(h)       overhead and profit paid to any subsidiary or affiliate of Landlord to the extent that the cost thereof would not have been paid had the services and materials been provided by an unaffiliated third party on a competitive basis.

(i)       costs of correcting defects in or inadequacy of the initial design or construction of the Building;

(j)       costs for which Landlord is reimbursed by net insurance proceeds from its insurance carrier or any tenant's insurance carrier;

(k)       any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(l)       the expense of extraordinary services provided to other tenants in the Building;

(m)       the cost of any special service rendered to a tenant of the Building which is not rendered generally to all tenants;

(n)       the cost for services rendered by any person or entity related to or affiliated with Landlord which is in excess of commercially reasonable rates for such services; and

(o)       depreciation and any other costs of a capital nature including without limitation capital improvements, capital repairs, capital equipment and capital replacements, all as determined in accordance with consistently applied accounting principles, other than improvements which reduce or eliminate any other component of Project Operating Expenses provided that the amount of the annual amortization of the cost of such improvement which shall be included in Project Operating Expenses shall not exceed the expected amount of reduction or elimination of another component of Project Operating Expenses on an average yearly basis.

It is understood that Project Operating Expenses shall be reduced by all cash discounts, trade discounts, or quantity discounts actually received by Landlord in the purchase of goods, utilities or services in connection with the operation of the Building.

2)                  The term "Project Property Taxes" as used herein shall include all real estate taxes or personal property taxes and other taxes, charges and assessments, unforeseen as well as foreseen, which are levied with respect to the Project and any improvements, fixtures and equipment and other property of Landlord, real or personal, located in the Building or on the Project and used in connection with the operation of the Project for each calendar year and shall include any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered in Paragraph 11, and shall also include any rental, excise, sales, transaction, privilege, or other tax or levy, however, denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises and Project, excepting only net income taxes. In no event shall Project Property Taxes ever be less than Base Project Property taxes stipulated in Item 5 of Basic Lease Provisions.

(D)             Unless Tenant takes written exception to any item in the statement referred to in subparagraph 3(B)(2) within thirty (30) days after the furnishing of the statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant. If Tenant shall dispute in writing any specific item, or items in the statement of Project Operating Expenses and Project Property Taxes, and such dispute is not resolved between Landlord and Tenant within sixty (60) days after the date the statement was rendered, either party may, during the thirty (30) days next following the expiration of the sixty (60) days, refer such disputed item or items to any independent certified public accountant mutually acceptable to Landlord and Tenant, for a determination. Pending the determination of any dispute with respect to the statement submitted by Landlord, Tenant shall pay when due the sums shown as due on such statement. If it shall be determined that any portion of such sums were not properly chargeable to Tenant, then Landlord shall credit or refund the appropriate sum to Tenant. The costs for the accountant's review and determination will be borne by Landlord if it is determined that Landlord's original calculation of both Project Property Taxes and Project Operating Expenses was in error by more than five (5%) percent, otherwise such costs will be borne by Tenant.

(E)              In addition to Tenant paying its Percentage Share of all increases in Project Operating Expenses and Project Property Taxes as Additional Rent, Tenant shall also pay to Landlord the full cost of Tenant's consumption of electricity and gas in the Premises as determined in accordance with Article 9 as Additional Rent.

(F)              Landlord and Tenant acknowledge and agree that Exhibit “G” attached hereto sets forth the HVAC unit designation for the HVAC units servicing various areas of the Premises so that AHU-1, AHU-2, RTU-4, AHU-4 and AHU-5 and any replacements therefor constitute the “Manufacturing/Lab HVAC Units” and AHU-3, RTU-1, RTU-2 and RTU-3 and any replacements therefor constitute the “Office HVAC Units” for purposes of this Lease. The Manufacturing/Lab HVAC Units and the Office HVAC Units are sometimes collectively referred to in this Lease as the HVAC Units. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant agree to the following with respect to HVAC units, equipment, components and service:

1)                  During the Initial Early Term, Early Term and the Term, Landlord shall be responsible for the replacement, repair and maintenance of the Office HVAC Units, and the cost of such replacement, repair and maintenance of the Office HVAC Units shall be treated as a Project Operate Expense.

2)                  During the Initial Early Term, Early Term and the first year of the Term, Landlord shall be responsible for the replacement, repair and maintenance of the Manufacturing/Lab HVAC Units at the sole cost and expense of Landlord. The costs incurred by Landlord for the replacement, repair and maintenance of the Manufacturing/Lab HVAC Units during the Initial Early Term or the Early Term and the first year of the Term shall not be included in the Base Year for purposes of calculating Project Operating Expenses. Upon the expiration of the first year of the Term, the repair and maintenance of the Manufacturing/Lab HVAC Units shall be managed by Tenant at its sole cost and expense. Tenant shall engage an HVAC maintenance company satisfactory to Landlord for the maintenance of the Manufacturing/Lab HVAC Units pursuant to the terms of a service and maintenance agreement satisfactory to Landlord. Tenant shall provide Landlord with a copy of such service agreement and shall send service records to Landlord every six (6) months for the duration of this Lease.

3)                  In the event Landlord and Tenant jointly determine that any major component (compressor, fan, fan motor, coil, actuators) of any Manufacturing/Lab HVAC Unit cannot be repaired and must be replaced (a “Component Replacement”), such Component Replacement shall be undertaken and paid for by Landlord and charged to Tenant as a monthly-payable Project Operating Expense amortized over a 15-year useful life.

4)                  In the event Landlord and Tenant jointly determine that any Manufacturing/Lab HVAC Unit needs to be replaced in its entirety (as opposed to merely a Component Replacement), then such Manufacturing/Lab HVAC Unit replacement shall be undertaken and paid for by Landlord and charged to Tenant as a monthly-payable Project Operating Expense amortized over a 15-year useful life. In the event of a Manufacturing/Lab HVAC Unit replacement following a Component Replacement with respect to the same HVAC unit, Landlord shall no longer charge Tenant any assessment for Component Replacements in connection with the replaced HVAC unit

ARTICLE 4

SECURITY DEPOSIT

(A)             On the Lease Commencement Date, Tenant shall deliver to Landlord, as the security required under Item 10 of the Basic Lease Provisions, an irrevocable standby letter of credit (the "Letter of Credit"), issued by a bank which is authorized by the State of New Jersey to conduct banking business in New Jersey and is a member of the New York Clearing House Association, which shall permit Landlord (a) to draw thereon up to the full amount of the credit evidenced thereby in the event of any default by Tenant in the terms, provisions, covenants or conditions of this Lease or (b) to draw the full amount thereof if for any reason the Letter of Credit is not renewed within thirty (30) days prior to its expiration date. The Letter of Credit (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Letter of Credit shall be for a term expiring thirty (30) days after the Expiration Date); (ii) expressly provide for the issuing bank to notify Landlord in writing not less than thirty (30) days prior to its expiration as to its renewal or non-renewal, as the case may be, and if not so renewed each year (or later period of expiration) shall be immediately available for Landlord to draw up to the full amount of such credit (to be held as cash security); (iii) be fully transferable by the beneficiary thereof (and its successors and assigns) without charge; and (iv) be in form and substance reasonably approved by Landlord. Not less than fifteen (15) days prior to the expiration date of each Letter of Credit (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Letter of Credit subject to all of the conditions aforesaid, all to the intent and purposes, that a Letter in the sum of not less than twelve (12) months’ rent shall be in effect during the entire term of this Lease, subject to reduction as provided in Section 4(B) below.

(B)              Provided Tenant is not in default hereunder following notice and the passage of any applicable cure period, on the first ten (10) anniversaries of the Manufacturing CO Date, Tenant shall be entitled to a reduction in the Security Deposit in an amount equal to one (1) month of Basic Monthly Rent (i.e. $111,171.04). Tenant may request such security deposit reduction by submitting a written request to Landlord any time following the annual anniversary date. Such annual reduction of the Security Deposit shall continue until the remaining Security Deposit equals two (2) months of Basic Monthly Rent, after which there shall be no further reductions in the Security Deposit. Notwithstanding the foregoing, after the 5th anniversary of the Manufacturing CO Date, in the event that Tenant establishes Landlord’s reasonable satisfaction that the Tenant’s parent corporation, CytoSorbents Corporation, is cash flow positive, the annual reduction otherwise provided herein may be accelerated to be equal to two (2) months of Basic Monthly Rent.

ARTICLE 5

REPAIRS

(A)             Except as set forth in Paragraph 5(B) and subject to reimbursement under Article 3, Landlord shall cause all necessary repairs to be made to the roof, structural portions of the Building and all existing Building systems, including the electrical and plumbing systems (including sprinklers) (excluding any equipment in the laboratories), exterior doors, windows, corridors and other common areas of the Building and the Project and Landlord shall cause the Building and the Project to be kept in a safe, clean and neat condition and shall use reasonable efforts to keep all equipment used in common with other tenants (such as plumbing, heating, air conditioning and similar equipment) in good condition and repair. Although Landlord will make direct payments for these repairs, Tenant’s obligation to pay its share of increase in Project Operating Expenses (to the extent set forth in Article 3) which will supply funds to Landlord to pay for certain of these repairs will not be diminished.  For the first year of the Term, Landlord shall be responsible for the repair and maintenance of all HVAC equipment at the Premises; however, following the expiration of the first year of the Term, Tenant shall be solely responsible for all HVAC units and components with respect to any lab areas of the Premises and any other areas that are serviced by the same HVAC system. In no event shall Landlord be responsible for any hoods or other equipment in the lab area of the Premises, regardless of the date of installation. Except as may be expressly set forth herein, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Project or in or to fixtures, appurtenances and equipment therein or thereon.

(B)              Tenant agrees that all repairs to the Premises not required above to be made by Landlord and all decorating, remodeling, alteration and painting required by Tenant during the term of this Lease, if approved by Landlord, shall be made by Landlord at the sole cost and expense of Tenant. Tenant will pay for any repairs to the Premises, the Building or the Project made necessary by any negligence or willful acts or omissions of Tenant or its assignees, subtenants, employees or their respective agents or other persons permitted in the Building or on the Project by Tenant, or any of them, and Tenant will maintain the Premises, and, upon termination of this Lease, will leave the Premises in a safe, clean, neat and sanitary condition.

ARTICLE 6

IMPROVEMENTS AND ALTERATIONS

(A)             Landlord's sole construction obligation under this Lease is as set forth in the Work Letter attached hereto as Exhibit “B-1” and incorporated herein by reference.

(B)              Landlord shall have the right at any time to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building or Project, and upon giving Tenant reasonable notice thereof, to change the name, number or designation by which the Building or the Project is commonly known.

(C)              The alterations, additions or improvements to or of the Premises or any part thereof referred to in this subparagraph (6)(C) do not include the Landlord Work. Tenant shall not make or cause to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's prior written consent (For the avoidance of doubt, Tenant may perform minimus decorative work at the Premises, such as painting or decorating the Premises, without first obtaining Landlord’s consent. In no event shall improvements or alterations which require a permit or inspections from the Township of Plainsboro be deemed de minimus for the purposes of this Article 6). Any such alterations, additions or improvements to the Premises consented to by Landlord shall at Landlord's option be made by Landlord for Tenant's account and Tenant shall pay Landlord for the costs thereof (including reasonable charge for Landlord's profit and overhead which shall in no event exceed 10% for profit and 5% for overhead) within ten (10) days after receipt of Landlord's statement. All such alterations, additions and improvements shall (without compensation to Tenant) at Landlord's option become Landlord's property (except movable furniture and trade fixtures) and at the end of the term hereof, shall remain on the Premises unless Landlord elects by notice to Tenant in connection with Tenant’s request for Landlord’s consent to the improvement or alteration to have Tenant remove same, in which event Tenant shall promptly restore the Premises to their condition prior to the installation of (i) such alterations, additions and improvements, and (ii) equipment of any nature. Further, Landlord may elect by notice to Tenant to have Tenant remove not only Tenant's alterations, additions and improvements, but also any items of Tenant's equipment including but not limited to movable furniture, trade fixtures, office equipment and any cafeteria equipment. Any such equipment not removed from the Premises at the end of the Term hereof or earlier termination of this Lease shall at the option of the Landlord become Landlord's property without payment of any consideration therefor. The removal of any such equipment and any alterations, additions and improvements which Landlord elects Tenant to remove will be accomplished by Tenant prior to the expiration of the term of this Lease and if not done, Tenant will be deemed a tenant at sufferance pursuant to Article 26. If Tenant does not perform such removal, Landlord may remove, destroy, store or otherwise dispose of such alterations, additions, improvements and equipment, whether or not Landlord takes title thereto. In addition, Tenant will pay (i) all Landlord's costs of removing, disposing or destroying any such alterations, additions, improvements and equipment whether or not Landlord takes title thereto, that Tenant is supposed to remove, which Tenant does not remove, and (ii) Landlord's cost to restore the Premises to their condition prior to the installation of any alterations, additions, improvements and equipment of any nature referred to in subdivision (i) of this sentence. Such costs will include Landlord's fees and expenses in collecting such costs and interest on such costs at the rate of fourteen (14%) percent per annum. Tenant will pay to Landlord Landlord's costs of storage of any equipment which Tenant is supposed to remove pursuant to this paragraph that Tenant does not remove. Further, Landlord reserves and shall have right of access to the Premises at any time within ninety (90) days prior to any projected termination of this Lease to inspect the Premises to determine alterations, additions, improvements and equipment Landlord desires Tenant to remove. This right of access is in addition to Landlord's right of access set forth in Article 16 hereof.

ARTICLE 7

LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days following notice of the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein or by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith, shall create automatically an obligation of Tenant to pay an equivalent amount as Additional Rent, which Additional Rent shall be payable by Tenant on Landlord's demand with interest at the maximum rate per annum permitted by law until paid. For purposes of this Article 7, "liens" shall include, but not be limited to, lien claims filed under the "Construction Lien Law".

ARTICLE 8

USE OF PREMISES

Subject to Landlord’s Rules and Regulations, Tenant and its employees, agents and invitees shall have the non-exclusive right of access to, egress from, and use of all common areas located in, on or upon the Property and the Project including, without limitation, all parking areas, driveways, passageways, sidewalks, pavements, pedestrian walkways, curbs, entrances, exits, cellar doors, landscaped areas, loading facilities, elevators, lobbies, staircases, corridors and other areas, equipment, signs and facilities furnished by Landlord in, on or upon the Property now and from time to time hereafter for the common or joint use and benefit of the other tenants and occupants in the Building and the Project. Such common areas shall be available to Tenant and its employees, agents and invitees seven (7) days during the week, twenty-four (24) hours a day.

Tenant shall use the Premises only as set forth in Item 13 of the Basic Lease Provisions, which landlord believes, to the best of its knowledge, is permitted by the zoning ordinances of Plainsboro Township. Tenant shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall comply with all laws and covenants and restrictions of record affecting use of the Premises, and shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building, and shall immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire rating bureau or any other organization performing a similar function. Tenant shall upon demand reimburse Landlord for the full amount of any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this paragraph. Such reimbursement shall not be Landlord's exclusive remedy. Tenant shall not in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

During the Term of this Lease, Tenant shall comply, at Tenant's own expense, with all applicable laws, statutes, rules, regulations, and ordinances pertaining to its use, storage, transportation, generation, discharge, disposal, and/or remediation of Hazardous Materials, including, without limitation, the New Jersey Industrial Site Recovery Act (“ISRA”) (N.J.S.A. 13:1K-6 et seq. and N.J.A.C. 7:27B-1 et seq.) to the extent applicable and attributable to Tenant’s activities, the New Jersey Spill Compensation and Control Act (“Spill Act”) (N.J.S.A. 58:10-23.11 et seq.), the New Jersey Site Remediation Reform Act (“SRRA”) (N.J.S.A. 58:10C-1 et seq.), the New Jersey Brownfield and Contaminated Site Remediation Act (“Brownfields Act”) (N.J.S.A. 58:10B-1 et seq.), the Resource Conservation and Recovery Act (“RCRA”) (42 U.S.C. §6901 et seq.), and the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) (42 U.S.C. §6901 et seq.) together with any amendments thereto, regulations promulgated thereunder, and all substitutions thereof (hereinafter collectively "Environmental Laws"). To the extent that Tenant’s operations at the Premises are subject to, or may become subject to, the requirements of Environmental Laws, Tenant shall, at Tenant's own expense, maintain compliance with Environmental Laws and make prompt submissions to, provide all required information to, and subject to any rights to appeal, comply with all requirements of government regulatory agencies (including, without limitation, the New Jersey Department of Environmental Protection or its successor ("NJDEP") and the United States Environmental Protection Agency (“USEPA”)) in connection with: (a) Tenant’s performance of operations at the Premises; (b) the expiration, termination, assignment, or subletting of this Lease; (c) the transferring of Tenant's operation at the Premises; (d) the cessation of Tenant’s operations; and/or (e) arising out the sale of the Building in which the Premises are located, but in each case only to the extent applicable to Tenant’s operations at the Premises. In the event that one or more of the aforementioned conditions (a) through (e) acts as a trigger that mandates the remediation of the Premises in accordance with the requirements of ISRA or otherwise causes Tenant to be subject to liability associated with Tenant’s use, storage, transportation, generation, discharge, disposal, and/or remediation of Hazardous Materials, Tenant shall at Tenant’s own expense (except as hereinafter stated) and within thirty (30) days prior to the expiration or earlier termination of this Lease, if applicable, either: (i) submit to NJDEP a Remediation Certification prepared in accordance with the requirements of N.J.A.C. 7:26B-3.3 et seq. that identifies Tenant as the party with statutory liability to perform and complete the remediation of Hazardous Materials at an industrial establishment pursuant to the requirements of ISRA; or (ii) obtain from, as applicable, either the NJDEP, the USEPA, a Licensed Site Remediation Professional (“LSRP”) in the state of New Jersey, or an appropriate governmental regulator agency: (1) written approval of an “Alternative Compliance Option” authorized under Subchapter 5 of N.J.A.C. 7:26B; (2) an Unrestricted Use No Further Action Letter (“NFA”) (or equivalent final remediation document); or (3) an Unrestricted Use Response Action Outcome (“RAO”) (or equivalent final remediation document). Clean-up expenses or the making of any clean-up plan, remedial action work plan, or remediation agreement or sampling plan, or the taking of any corrective action to comply with Environmental Laws and expenses therefore, will be borne by the party whose actions or failure to act directly resulted in a discharge, release, or disposal of Hazardous Material that necessitated remediation in accordance with Environmental Laws. To the extent Landlord or another tenant’s activities trigger ISRA, Tenant shall at Tenant’s sole expense, comply with the requirements of ISRA only to the extent that such compliance is necessary and required as a result of Tenant’s use, storage, transportation, generation, discharge, disposal and/or remediation of Hazardous Materials.

Each party shall, within a reasonable time and receipt of same, furnish to the other party true and complete copies of all documents, submissions, correspondence and oral or written reports, directives, correspondence and oral or written communications by a governmental regulatory authority to the recipient party with respect to the Premises or Project. Each party shall also promptly furnish to the other party true and complete copies of all sampling and test results and reports obtained and prepared from samples and tests taken at and around the Premises that is obtained by the party first obtaining the results and reports.

Tenant shall be permitted to use the Exterior Tanks set forth in Exhibit H solely for the storage of isopropyl alcohol. Any other use of the Exterior Tanks is prohibited.

Tenant, together with any of its agents, employees, invitees or licensees, shall promptly and diligently cause any and all Hazardous Materials spilled, released, disposed, or discharged in, onto, or under the Premises or Building during the Term of this Lease to be removed in compliance with all Environmental Laws. All conditions resulting therefrom shall be remediated in compliance with all Environmental Laws and the Premises and/or the Building shall be restored to its/their condition without said Hazardous Materials as quickly as possible in accordance with Environmental Laws. Acceptable proof of adequate restoration of the Premises and/or Building shall be limited to a RAO (or equivalent final remediation document) that has been issued by a LSRP who is authorized to supervise environmental remediation in the State of New Jersey.

Tenant shall indemnify, defend and save harmless Landlord from and against any and all claims, lawsuits, liabilities, losses, damages and expenses (including, but not limited to, reasonable attorney’s fees) arising from, out of or in any way connected with any spill, release, discharge, or disposal of Hazardous Materials at the Premises and/or Building which occurs during the Term of this Lease as a result of the acts or omissions of Tenant, its agents, its invitees, or its licensees; and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information to the appropriate governmental regulatory agencies or the Landlord as necessary to make any required reports and/or submissions and to take all actions required by Environmental Laws or an appropriate governmental regulatory agency.

Notwithstanding anything to the contrary, Landlord hereby agrees to defend, indemnify, and hold Tenant harmless from and against any and all claims, lawsuits, liabilities, losses, damages and expenses (including, but not limited to, reasonable attorney’s fees) arising from, out of, or by reason of (i) any spills, discharges, releases, or disposals of toxic or hazardous waste or substances at the Premises or Project which occur prior to or during the Term of this Lease caused directly by Landlord, its employees, its agents, or its invitees; or (ii) any pre-existing conditions including underground tanks, which are the subject of Environmental Laws.

The obligations and liabilities of Tenant and Landlord under this Paragraph shall continue so long as either Party remains responsible for any releases or discharges of Hazardous Materials at the Premises. Either Party's failure to abide by the terms of this Paragraph shall be restrainable by injunction.

"Hazardous Materials" shall mean any regulated substance, toxic substance, hazardous substance, hazardous waste, pollutant or contaminant as defined or referred to in ISRA; the Spill Act; RCRA; CERCLA; the Brownfields Act; SRRA; the New Jersey Environmental Rights Act (N.J.S.A. 2A:35A-1 et seq.); the New Jersey Air Pollution Control Act (N.J.S.A. 26:2C-1 et seq.); and the New Jersey Water Pollution Control Act, (N.J.S.A. 58:10A-1 et seq.), together with any amendments thereto, regulations promulgated thereunder, and all substitutions thereof, as well as words of similar purport or meaning referred to in any other Regulation.

ARTICLE 9

UTILITIES AND SERVICES

(A)             Provided that Tenant is not in default hereunder, Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, at Tenant’s cost, subject to the conditions and standards set forth below:

1)                  HVAC systems are available for use by Tenant at the Premises. Consistent with Article 3, Tenant will pay to Landlord the full cost of Tenant’s consumption of electric including any electric use associated with the HVAC systems for the entire Premises. Should the Tenant use the office portion of the Premises at any time that is not between 6 A.M. to 8 P.M., on those Mondays through Fridays that are not legal holidays, Tenant will pay to Landlord on demand Fifty Dollars ($50.00) per hour (“Overtime Charge”). This Overtime Charge is in addition to Tenant’s duty to pay for all consumption of electricity in the Premises. That charge is subject to increase for subsequent increases in the cost of labor and materials in connection with Tenant’s use of heating and air conditioning systems for the office portion of the Premises at times other than 6 A.M. to 8 P.M. on those Mondays through Fridays that are not legal holidays.

2)                  Landlord shall furnish to the Premises at all times, subject to interruptions beyond Landlord's control and subject to Article 3, electric current in accordance with the Building Standard office lighting and receptacle. Tenant shall pay for all electricity consumed at the Premises. At no time shall Tenant's use of electric current exceed the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use of any mainframe computer in the Premises without the prior written consent of Landlord. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord, at Tenant's sole expense, may cause a new survey to be made of the use of electric energy (other than for heating and air conditioning) in order to calculate the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment.

3)                  Landlord shall furnish the Building with water and sewerage use for general purposes and Tenant shall pay for its water consumed in the Premises. If reasonably determined by Landlord that the usage is deemed to be excessive, then Tenant will install meters at its sole cost and expense.

4)                  Landlord shall provide janitorial services to the office areas of the Premises only (no lab or manufacturing areas), and as a component of Project Operating Expenses, comparable to such services provided in other first class office buildings in the vicinity, provided that the said other office buildings are used exclusively as offices, and provided further that the Premises are kept in good order by Tenant. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices. Landlord will not provide such services to lab/manufacturing areas of the Premises, which shall be the sole responsibility of Tenant.

5)                  Landlord shall replace, as necessary, the fluorescent tubes in the standard lighting fixtures installed by Landlord. Tenant agrees to reimburse Landlord upon demand for the cost of such fluorescent tubes and ballast and the labor and overhead for their installation. Initial installation of fixtures will be warranted for one year for lamps and ballast, if provided by Landlord. Landlord may elect to install new LED bulbs at Tenant’s expense.

(B)              Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord.

(C)              Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the use of the above utilities and services. Any failure to pay any costs as described above shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to rights herein granted for such breach.

(D)             Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord's failure to furnish any of the foregoing services, nor shall any such failure, stoppage or interruption of any such service be construed either as an eviction of Tenant, or relieve Tenant from the obligation to perform any covenant or agreement. However, in the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable diligence to have service resumed promptly.

(E)              Notwithstanding anything hereinafter to the contrary, Landlord reserves the right from time to time to make reasonable modifications to the above provisions for utilities and services; provided that in no event shall such modification reduce the utility capacity to the Premises to an extent that adversely affects Tenant’s use or enjoyment of the Premises.

(F)              Landlord has advised Tenant that presently Public Service Electric & Gas (PSE&G) (“Electric Service Provider”) is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternative Service Provider”) or continue to contract for service from the Electric Service Provider.

(G)             Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternative Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord, to its best knowledge, estimates that the maximum electrical capacity available to the Premises is: 2000 amps, 3 phase, 4 wire, 480 volts. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment serving the Premises

(H)             Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternative Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

(I)                All additional cooling requirement costs (for example, self-contained Liebert units) will be borne solely by Tenant and paid to Landlord to furnish, install, and maintain. Tenant will be required to pay an hourly rate of $15.00 per hour for its/their use. Landlord will provide overtime timers and running hour meters to measure its/their use.

(J)                Any and all access to the roof, for any reason whatsoever (including repairs, inspection or maintenance), must be coordinated in advance with Landlord.

ARTICLE 10

RULES AND REGULATIONS

Tenant agrees to abide by all rules and regulations of the Buildings and Project ("Rules and Regulations") imposed by the Landlord as set forth in Exhibit “D” attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant. These Rules and Regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises and the Project, as may be necessary for the enjoyment of the Project by all tenants and their employees and invitees. Landlord shall not be liable for the failure of any tenant, its agents or employees to conform to the Rules and Regulations. Landlord shall enforce all Rules and Regulations in a uniform and non-discriminatory manner. Landlord shall not be liable for the failure of any tenant, its agents or employees to conform to the Rules and Regulations.

ARTICLE 11

TAXES AND TENANT'S PROPERTY

(A)             Tenant shall be liable for and shall pay not later than ten (10) days before delinquency, all taxes, levies and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes, levies and assessments on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord pays the taxes, levies and assessments, Tenant shall, upon demand, repay to Landlord the taxes, levies and assessments so levied against Landlord, or the proportion of such taxes, levies and assessments resulting from such increase in the assessment.

(B)              If Tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become as part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant improvements conforming to "Building Standard" (as referred to in Exhibit “B-2”) are assessed, then the real property taxes and assessments levied against Landlord or the Project by reason of such excess, assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of subparagraph 11(A). If the records of the Tax Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than Building Standard, such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.

ARTICLE 12

SIGNAGE

Landlord shall provide Tenant with signage on monument signage at a size and in the locations provided to the current tenant of the Premises. Landlord shall not be responsible for providing any additional signage; provided, however, Landlord will cooperate with Tenant, at Tenant’s sole expense, with respect to consents or applications required for reasonable additional signage at the Project.

ARTICLE 13

FIRE OR CASUALTY

In the event that the Project (regardless of whether the Premises or access thereto is affected) is so damaged or destroyed to the extent of more than one-third of its replacement cost, or to any substantial extent by a casualty not covered by Landlord's insurance, or during the last two (2) years of this Lease, Landlord, upon giving thirty (30) days' notice to Tenant, may elect to terminate this Lease. If the damage or destruction is other than as provided above, then Landlord shall commence within ninety (90) days after such damage or destruction to rebuild, repair or restore the Premises and access thereto to substantially the same condition as when the same were delivered to Tenant, excluding the improvements owned by Tenant, and the Lease shall continue in full force and effect.

Landlord shall in no event be obligated to make any repairs or replacements of any items owned by Tenant. If the Lease is not terminated but the Premises are rendered totally untenantable, Rent shall abate during the period of such untenantability. Tenant acknowledges (i) that Landlord shall not obtain insurance of any kind on Tenant's improvements and betterment to the Premises owned by Tenant or on Tenant's furniture, fixtures, equipment and other personal property, (ii) that it is Tenant's obligation to obtain such insurance at Tenant's sole cost and expense, and (iii) that Landlord not be obligated to repair any damage thereto or replace the same.

ARTICLE 14

EMINENT DOMAIN

In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken by any lawful power or authority by exercise of the power of eminent domain, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. In the event of any taking (in whole or part) of the Project whether or not the Premises or access thereto are affected thereby, Landlord shall have the right to terminate this Lease. Except as provided herein, Tenant shall not, because of any taking, assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with Tenant's use of the Premises, and Landlord does not terminate this Lease, Landlord shall proceed to restore the Premises (to the extent permitted by the taking) to substantially their condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for Rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Provided same shall not diminish Landlord's award in any way, nothing contained in this Paragraph 14 shall prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures owned by Tenant or for relocation expenses recoverable from the taking authority. In no event shall Landlord be required to expend more for restoration than received from the taking authority for such taking. For the purposes of this paragraph, "taking" shall also include any conveyance in lieu of condemnation.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

(A)             Tenant shall not voluntarily or involuntarily assign, sublet, mortgage, or otherwise encumber all or any portion of its interest in this Lease or in the Premises without obtaining the prior written consent of Landlord (such consent not to be unreasonably withheld or delayed) and any such attempted subletting, mortgage or other encumbrance without such consent shall be null and void and of no effect. Without limiting the instances in which the Landlord may refuse to give its consent, Landlord will withhold its consent where the rent per month of the proposed sublease or assignment is (i) less than ninety (90%) of the Basic Monthly Rent per month in effect for the remainder of the Term of this Lease, (ii) where the proposed sublessee is either another tenant of Landlord or a bonafide prospective tenant of Landlord, (iii) the proposed sublessee or assignee has a minimum net worth of less than $10,000,000.00 (liquid assets), (iv) the proposed sublessee is proposing to take less than the entire Premises and/or for less than the balance of the term of this Lease, or (v) the proposed sublet or assignment is not the first assignment or sublet that is proposed on behalf of the Tenant. The transfer of the outstanding capital stock of Tenant shall not be deemed an assignment of this Lease if such transfer shall be effected by the sale of stock through the “over-the-counter-market” or through any recognized domestic or foreign stock exchange. Notwithstanding the above, Tenant shall not be required to obtain Landlord consent for a sublease or assignment to (y) a bonafide parent, subsidiary, or affiliated company of Tenant provided that such assignee or sublessee executes an agreement satisfactory to Landlord wherein (i) the sublessee or assignee assumes all of the applicable obligations of the Tenant under this Agreement; and (ii) Tenant shall not be released of its obligations under this Lease, such that the Tenant and the sublessee or assignee, as the case may be, shall be jointly and severally liable for the performance of the obligations of the Tenant hereunder or (z) an assignee or sublessee that Tenant demonstrates to Landlord’s reasonable satisfaction has a net worth in excess of $300,000,000.00. For purposes of this Section, “affiliate” means the Tenant and any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Tenant.

(B)              No assignment, subletting, mortgage or other encumbrance of Tenant's interest in this Lease shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or be a consent to any subletting, assignment, mortgage or other encumbrance. Consent to one sublease, assignment, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted subletting, assignment, mortgage or other encumbrance.

(C)              If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall first notify Landlord of Tenant's desire to do so and shall submit in writing to Landlord no less than forty five (45) days prior to such assignment or subletting (i) the name of the proposed subtenant or assignee; (ii) the premises; (iii) the term and provisions of the proposed sublease or assignment and a copy of the proposed sublease or assignment; and (iv) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee.

(D)             At any time within fifteen (15) days after Landlord's receipt of the information specified in subparagraph (C) above, Landlord may by written notice to Tenant, elect (i) to take from Tenant a sublease of the Premises or the portion thereof proposed to be subleased by Tenant and the portion, if any, of the Premises that has been previously subleased by the Tenant, or to take an assignment of Tenant's leasehold estate hereunder, or such part thereof as shall be specified in said notice, upon the same terms as those offered to the proposed subtenant or assignee, as the case may be; (ii) to give Tenant written consent to the proposed assignment or sublease, provided that the Rent payable monthly by the Tenant to the Landlord under the terms of this Lease shall be, in addition the Rent originally payable under this Lease, fifty percent (50%) of all rental and other considerations received by Tenant from its subtenant or assignee in excess of the Rent payable by Tenant under the terms of this Lease, less any commissions, administrative costs or marketing costs incurred by Tenant in such assignment or sublease; or (iii) to terminate this Lease as to the portion (including all) of the Premises proposed to be subleased or assigned, and the portion, if any, of the Premises that has been previously subleased by the Tenant, with a proportionate abatement in the Rent payable hereunder. If Landlord does not exercise any option set forth in this subparagraph (D) within said fifteen (15) day period, Landlord shall be deemed to have refused to consent to the proposed assignment or sublease and this Lease shall remain in full force and effect.

(E)             If Tenant is a corporation, an unincorporated association, limited liability company, or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, unincorporated association, limited liability company, or partnership, in the aggregate in excess of twenty-five (25%) percent, shall be deemed an assignment within the meaning and provisions of this Paragraph, provided that the foregoing shall not apply with respect to (i) any pledge of stock to an institutional lender or (ii) the transfer of the outstanding capital stock of Tenant effected by the sale of stock through the “over-the-counter-market” or through any recognized domestic or foreign stock exchange; and, provided further, that this Section 15(E) shall not be deemed to limit the conditions to exceptions to Landlord consent set forth in Section 15(A) above.

(F)              Tenant shall reimburse Landlord for Landlord's reasonable out of pocket costs and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change in ownership or hypothecation of this Lease or Tenant's interest in and to the Premises.

(G)             In no event shall Tenant be entitled to sublease or assign the Premises or any portions of it more than two (2) times during the Term of this Lease.

ARTICLE 16

LANDLORD'S ACCESS TO PREMISES

Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder. To show said Premises to prospective purchasers or tenants, to alter or repair the Premises or any portion of the Building or Project, all without being deemed guilty of an eviction of Tenant and without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonable required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable.

Tenant hereby waives any claim for damages or any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Except with respect to the Secured Areas as provided herein below, For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decoration except as otherwise expressly agreed to be performed by Landlord.

Landlord acknowledges that by virtue of the nature of Tenant’s business, Tenant has certain security and confidentiality requirements such that portions of the Premises are locked and inaccessible to persons unauthorized by Tenant (“Secured Areas”). Landlord therefore agrees that except in cases of emergency, Landlord shall, notwithstanding anything to the contrary contained herein, have no right of access to the Secured Areas, provided that (i) Tenant shall deliver floor plans of the Premises designating the Secured Areas and a master key to such Secured Areas, (ii) such designation shall be reasonable in light of Tenant's operation of the Premises, (iii) Landlord shall have no liability for providing building services to the Secured Areas unless Tenant shall provide Landlord with access to the Secured Areas for purposes of providing such building services at those times that Tenant shall reasonably designate, and (iv) Landlord shall have the right to access such Secured Areas to perform necessary maintenance, repairs, and replacements which are Landlord’s obligations upon reasonable prior notice to Tenant, not less than forty-eight (48) hours prior to such access except for emergencies, in which event Landlord shall give reasonable notice which may be by telephone. Landlord shall use commercially reasonable efforts to preserve the security of the Secured Areas, including without limitation causing any of Landlord’s agents, contractors, consultants, employees, or other parties to comply with Tenant’s on-Premises requirements for third parties to execute non-disclosure agreements prior to accessing the Secured Areas. When accessing the Secured Areas, Landlord agrees to comply with Tenant’s standard workplace safety rules with respect to the Secured Areas.

ARTICLE 17

SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES

(A)             This Lease is junior, subject, and subordinate to all ground leases, mortgages, deeds of trust, and other security instruments of any kind now covering the Project or any portion thereof. Landlord reserves the right to place liens or encumbrances on the Project or any part thereof or interest therein superior in lien and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon request such further instruments evidencing such subordination of this Lease as may be requested by Landlord.

(B)              Tenant shall at any time and from time to time upon not less than ten (10) days' prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing and in form and substance satisfactory to Landlord certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Basic Annual Rent, Additional Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of the fee of the Building or the Project or any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other encumbrancer thereof or any assignee of any such person.

(C)              Should any mortgage on the Property of which the Premises are a part be foreclosed, the Purchaser upon foreclosure of the lien of the mortgage shall have the right following foreclosure to preserve this Lease and the rights of the Tenant or any other person or entity having an interest in the Premises, and the Tenant shall attorn to such Purchaser at foreclosure and pay and perform its obligations under this Lease for the benefit of such Purchaser.

(D)             Landlord shall request an SNDA from its current mortgagee. Landlord’s failure to obtain such agreement shall not constitute a default by Landlord hereunder. Tenant shall reimburse Landlord within ten (10) days of demand therefor for all costs charged by any mortgagee in connection with Lender’s review and execution of the SNDA.

ARTICLE 18

SALE BY LANDLORD

In the event of a sale or conveyance by Landlord of the Project or any part thereof, so long as Tenant shall have received a written notice of the sale or conveyance and acknowledgement of the transfer and receipt of the security deposit, the same shall operate to release Landlord from any and all liability under this Lease after the date of such conveyance of title. If any security deposit has been made by Tenant, Landlord shall transfer such security deposit to the purchaser, and thereupon Landlord shall be discharged from any further liability in reference thereto, but only following receipt of the written notice and acknowledgement required by this Section.

ARTICLE 19

INDEMNIFICATION OF LANDLORD AND INSURANCE

(A)             Subject to the provisions of Article 20 hereinafter and except to the extent attributable to the negligent, malicious or intentional acts or omissions of the other party, its employees, agents or contractors, each party shall indemnify, hold the other harmless from and defend the other party against any and all claims, loss, costs, damage, expense or liability, including without limitation reasonable attorneys' fees, for any injury or damages to any person or property whatsoever when such injury has been caused in part or in whole by any act, neglect, fault, or omission of the other party, its agents, servants, employees or invitees. This indemnity shall not require any payment by Landlord as condition precedent to recovery. In addition, if any person not a party to this Lease shall institute any other type of action against either party in which the other party shall be made a party defendant, then the party against whom such action was brought shall indemnify, hold the other party harmless from and defend the other party from all liabilities and costs by reason thereof.

(B)              Tenant hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its own expense, for the protection of Tenant and Landlord as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord licensed in New Jersey and also having a policyholder's rating of not less than A- in the most current edition of Best's Insurance Reports, which afford the following coverage:

1)	Worker's Compensation	-- Statutory
	Employer's Liability	-- Not less than $250,000

2)	Commercial General	-- Not less than $5,000,000
	Liability Insurance	Combined Single Limit
	including Blanket	for both bodily injury and
	Contractual Liability	property damage
Broad Form Property Damage,
Personal Injury, Completed
Operations, Fire Damage

Landlord and its managing agent shall be included as an additional insured on all policies listed under (2) above, and (4) below.

3)                  All Risk Property Coverage in an amount sufficient to cover the full cost of replacement of all improvements and betterment to the Premises owned by Tenant and all of Tenant's fixtures and other personal property.

4)                  Rent Insurance and Business Interruption Insurance in an amount equal to the Basic Annual Rent and Additional Rent for a period of at least twelve (12) months commencing with the date of loss.

(C)              Tenant shall deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant and thereafter at the expiration of each such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. Such certificate, with the exception of Worker's Compensation, shall expressly provide that the interest of Landlord therein shall not be affected by any breach by Tenant of any provision of any such policy. Further, Tenant shall provide no less than thirty (30) days prior written notice to Landlord in the event of material alterations to or cancellation of the coverage evidenced by such certificates.

(D)             Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance in such limits as Landlord may require and such other hazard insurance as the nature and condition of the Premises may require in the sole judgment of Landlord, or as Landlord deems necessary, including but not limited to in connection with any storage tanks added to the Project in connection with Tenant’s Permitted Use, to afford Landlord adequate protection for said risks (e.g. Tenant is required to provide Landlord with a tank policy that provides satisfactory coverage for the Exterior Tanks).

(E)              If on account of the failure of Tenant to comply with the provisions of this Article 19, Landlord is adjudged a coinsurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefore and evidence of such loss.

(F)              Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant's undertaking under this Article 19. In the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as it deems adequate.

(G)             Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage endorsed thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

(H)             Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy carried by it. Such blanket policy shall contain an endorsement that names Landlord as an additional insured, references the Premises, and guarantees a minimum limit available for the Premises equal to the insurance amounts required in this Lease.

(I)                In the event Tenant fails to procure, maintain, and/or pay for the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, to procure such insurance and/or pay the premiums for such insurance, in which event Tenant shall repay Landlord, immediately upon demand by Landlord, as Additional Rent, all sums so paid by Landlord together with interest thereon and any costs or expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of the Landlord under this Lease.

ARTICLE 20

WAIVER OF SUBROGATION

Tenant and Landlord each agree that the respective insurance carried by it against loss or damage by fire or other casualty shall contain a clause whereby the insurer waives its right of subrogation against the other party.

Pursuant to the foregoing, Landlord and Tenant hereby waive all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance. The foregoing waiver shall be in force only if both Tenant's and Landlord's insurance policies contain a clause providing that such waiver shall not invalidate the insurance.

ARTICLE 21

NO WAIVER

No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or for any subsequent breach by Tenant of the same or any other provisions. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. Failure of Landlord to insist upon strict performance of any provision of this Lease shall not be deemed to be a waiver of such provision. No act or omission by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless confirmed by Landlord in writing. The delivery of the keys to an employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver of any of Landlord's rights unless such waiver is expressly stated in writing and signed by Landlord.

ARTICLE 22

DEFAULT

(A)             The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

1)                  Any failure by Tenant to pay the Rent or to make any other payment required to be made by Tenant hereunder within five (5) days of date due; provided, however, that with respect to the first time in any calendar year that Tenant fails to pay any Basic Rent, Additional Rent or other amount when due, Landlord agrees to give Tenant written notice of such failure and an Event of Default shall be deemed to have occurred if such failure continues for a period of five (5) days after the transmittal of such notice.

2)                  The abandonment or vacation of the Premises by Tenant, provided, however, that a de minimus staff/employee presence at the Premises shall not constitute an abandonment or vacation for the purposes of this Article 22;

3)                  Any failure by Tenant to observe and perform any other of its obligations under this Lease, where such failure continues for fifteen (15) days (except where a different period of time is specified in this Lease) after Landlord has given Tenant written notice or such other notice as may be required by law;

4)                  Tenant makes, or has made, or furnishes, or has furnished, any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is or was false or misleading in any material respect when made or furnished;

5)                  Any substantial portion of the assets of Tenant is transferred unless such transfer is incurred in the ordinary course of Tenant's business in good faith for fair equivalent consideration, and with Landlord's consent;

6)                  Tenant becomes insolvent as defined in the Federal Bankruptcy Code, admits in writing its insolvency or its present or prospective inability to pay its debts as they become due, is unable to or does not pay all or any material portion (in number or dollar amount) of its debts as they become due, permits or suffers a judgment to exist against it which affects Tenant's ability to conduct its business in the ordinary course (unless enforcement thereof is stayed pending appeal), makes or proposes an assignment for the benefit of creditors or any class thereof for purposes of effecting a moratorium upon or extension or composition, or commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceedings under any federal, state or other law for the relief of debtors;

7)                  Tenant fails to obtain the dismissal, within thirty (30) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against it by one or more third parties, or fails actively to oppose any such proceedings, or, in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts; or

8)                  Any receiver, trustee, or custodian is appointed to take possession of all or any substantial portion of the assets of Tenant, or any committee of Tenant, or any committee of Tenant's creditors, or any class thereof is formed for the purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditors' rights.

(B)              In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the option to immediately terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate the Lease, then Landlord may recover from Tenant:

1)                  any unpaid Rent which shall have accrued at the time of such termination; plus

2)                  the entire amount of unpaid Rent for the balance of the term which amount shall, at Landlord's option, be immediately due and payable; plus

3)                  any other amount necessary to compensate Landlord for Landlord's loss or damage caused directly or indirectly by Tenant's failure to perform its obligations under this Lease including, but not limited to, reasonable attorneys' fees and costs; plus

4)                  at Landlord's election, such other amounts in addition to, or in lieu of the foregoing, as may be permitted from time to time by applicable law.

Notwithstanding the foregoing, any and all rent accelerated pursuant to this Section shall be reduced to present value at the Discount Rate (as defined below), and further reduced by any and all rent received in mitigation of Landlord’s damages, similarly reduced to present value. For purposes hereof, “Discount Rate” shall mean Four Percent (4%).

(C)              In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter and to take possession of the Premises and to remove all persons and property from the Premises. Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of Tenant in or upon the Premises, excluding any trade fixtures and equipment in the lab areas of the Premises, to assure payment of the Rent and performance of the covenants and conditions of this Lease. Landlord shall have the right, as agent of Tenant, to take possession of all personal property of Tenant found in or about the Premises including without limitation furniture and fixtures of Tenant and, to sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies due or becoming under this Lease, or to remove all such effects and store same in a public warehouse or elsewhere at the cost of and for the account of Tenant, or any other owner or occupant, Tenant hereby waiving the benefit of all laws exempting property from executing, levy and sale of distress or judgement.

(D)             In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in this Article 22, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in his sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

(E)              In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting, including but not limited to broker's commissions and reasonable attorneys' fees; third, to the payment of the cost of any alterations and repairs to the premises; fourth, to the payment of any Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should any such reletting result in the payment of rentals less than the Rent payable by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefore by Landlord. Tenant shall also pay Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(F)              No re-entry or taking possession of the Premises by Landlord pursuant to this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting, elect to terminate this Lease for any such default.

ARTICLE 23

RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT

If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may but shall not be required to make such payment or do such act and charge to Tenant the amount of all costs in connection therewith including but not limited to reasonable legal fees and expenses incurred by Landlord, with interest thereon as provided in Paragraph 36 from the date paid by Landlord to the date of payment thereof by Tenant. Such payment and interest shall constitute Additional Rent hereunder due and payable upon demand but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any other remedy to which Landlord would otherwise be entitled.

ARTICLE 24

NOTICE

All notices which Landlord or Tenant may be required or may desire to serve on the other may be served, as an alternative to personal service, by mailing the same by certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight carrier addressed as set forth in Item 15 of the Basic Lease Provisions, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other by written notice.

ARTICLE 25

INSOLVENCY OR BANKRUPTCY

In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

ARTICLE 26

SURRENDER AND HOLDOVER

(A)             On the expiration or the sooner termination hereof, Tenant shall peaceably surrender the Premises broom clean, in good order, condition and repair. On or before the last day of the term or the sooner termination hereof, Tenant shall at its expense remove its trade fixtures, signs and other personal property from the Premises. Any property not removed shall be deemed abandoned and may either be retained by Landlord as its property, or disposed of, without accountability and at Tenant's expense, in such manner as Landlord may determine. If the Premises are not surrendered at the end of the term or the sooner termination, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants found on such delay. Tenant shall promptly surrender all keys for the Premises and Building restrooms to Landlord at the place then fixed for payments of Rent. Tenant's covenants hereunder shall survive the expiration or termination of this Lease.

(B)              If Tenant holds over after the expiration or sooner termination hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only (i) at one and one-half (1-1/2) times the Rent due hereunder, for the first two (2) months or portion thereof that Tenant holds over; and (ii) at two (2) times the Rent due hereunder for any additional months or portions thereof thereafter, plus all items of Additional Rent provided herein, and either (i) or (ii) shall be prorated on a daily basis according to the number of days contained in the month that such expiration or earlier termination takes place based solely on the rentable area of the Premises that Tenant has failed to vacate, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord's rights of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

(C)       Notwithstanding the foregoing or anything in this Lease to the contrary, so long as (i) Tenant is not in default with respect to any provisions of this Lease and (ii) Landlord has not notified Tenant that it has leased or is in negotiations to lease the Premises or any portion thereof to another tenant, Tenant shall have the one-time right to extend the Term of the Lease for not more than ninety (90) days (the “Short Term Extension”) upon the terms and conditions set forth in this Section. Tenant may deliver written notice to Landlord not less than one hundred eighty (180) days prior to the end of the Term of this Lease requesting an extension of the Term by not more than ninety (90) days following the date then provided for the end of the Term of this Lease (the “Short Term Extension Notice”). Not later than ten (10) days following the receipt of the Short Term Extension Notice, Landlord shall provide Tenant with written notice that either (a) Landlord confirms the Short Term Extension of the Term of the Lease, or (b) Landlord requires Tenant vacate the Premises for a new tenant and cannot provide the Short Term Extension. In the event that Landlord acknowledges and confirms the Short Term Extension, then the Lease shall be extended for the Short Term Extension upon the terms of this Lease as then in effect, with Basic Monthly Rental Installments equal to 103% of the last effective Basic Monthly Rental Installment.

ARTICLE 27

CONDITION OF PREMISES

Landlord's sole responsibility for preparation of the Premises will be as set forth in the Work Letter attached hereto as Exhibit “B-1”. Landlord's responsibility for the preparation of the Premises as described above is hereinafter referred to as the Landlord Work. Except for the Landlord Work, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project for the conduct of Tenant's business.

ARTICLE 28

QUIET POSSESSION

Upon Tenant's paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease. This covenant shall be binding upon any Landlord hereunder only during its respective ownership of the Premises.

ARTICLE 29

LIMITATION OF LANDLORD'S LIABILITY

(A)             Landlord and its employees and agents shall not be liable for any damage to Tenant's property entrusted to employees of Landlord or its agents, nor for any loss or interruption of Tenant's possession, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street, or sub-surface or from any other place or resulting from dampness or any other cause whatsoever in the Building or the Project except to the extent caused by the gross negligence or willful misconduct of Landlord. Landlord and its employees and agents shall not be liable for any property loss resulting from any latent defect in the Premises or in the Building.

(B)              Tenant shall look solely to Landlord's estate and property in the Project (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or Landlord's partners or members shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises.

ARTICLE 30

GOVERNING LAW

This Lease shall be governed by and construed pursuant to the laws of the State of New Jersey.

ARTICLE 31

COMMON FACILITIES

Tenant shall have the non-exclusive right in common with others, to the use of common entrances, elevators, stairs, lobbies, ramps, drives and similar access and serviceways and the other common facilities (except for parking spaces other than those provided for in Article 39) in and adjacent to the Building or Project, as may be provided by Landlord from time to time for general use, subject to such rules and regulations as may be adopted by the Landlord including, but not limited to, the right to close from time to time all or a portion of said common facilities to such extent as may be legally sufficient, in Landlord's sole opinion, to prevent a dedication thereof or the accrual of rights to any person or to the public therein.

ARTICLE 32

SUCCESSORS AND ASSIGNS

Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Project as owner or lessee thereof, and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Project, but only with respect to the period commencing with its respective transfer in and ending with a subsequent transfer out, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided in this Lease. A lease of Landlord's entire interest in the Project as owner or lessee thereof shall be deemed a transfer within the meaning of this Article 32.

ARTICLE 33

BROKERS

Landlord shall pay commissions to the firms specified in Item 12 in the Basic Lease Provisions in accordance with the terms of separate agreements. Tenant represents and agrees that it has not directly or indirectly dealt with any real estate broker(s) other than the firm(s) specified in Item 12 of the Basic Lease Provisions in connection with this transaction. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any claims for brokerage commissions or finder's fee arising out of or based upon any actions of Tenant with respect to any other broker or brokers other than in Item 12 of the Basic Lease Provisions with respect to the leasing of space by Tenant. Landlord agrees to defend, indemnify and hold Tenant harmless from and against any third-party claims for brokerage commissions or finder's fee arising out of or based upon any actions of Landlord with respect to any other broker or brokers other than in Item 12 of the Basic Lease Provisions with respect to the leasing of space by Tenant. The terms of this Article will survive termination of this Lease.

ARTICLE 34

NAME

Tenant shall not, without the written consent of Landlord, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

ARTICLE 35

EXAMINATION OF LEASE

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

ARTICLE 36

ADDITIONAL CHARGES

Any amount due from Tenant to Landlord which is not paid when due, in addition to other remedies available to Landlord, shall at Landlord's option bear interest which shall be at the lesser of (i) eighteen (12%) percent per annum or (ii) the maximum lawful rate per annum, from the date such payment is due until paid, but the payment of such interest shall not excuse the cure of default. In addition to the foregoing, Landlord may also impose a later charge of four (4%) percent of the amount past due, and a charge for reasonable legal fees and costs.

ARTICLE 37

MARGINAL HEADINGS

The marginal headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

ARTICLE 38

PRIOR AGREEMENTS; SEVERABILITY

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE 39

PARKING

Tenant shall have the right to the non-exclusive use of the number of parking spaces shown in Item 11 of Basic Lease Provisions. Tenant covenants and agrees to comply with all reasonable rules and regulation which Landlord may hereafter from time to time make to assure use of parking spaces by permitted users. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at owner's expense any vehicles not parked in compliance with these rules and regulations. Landlord shall not be responsible to Tenant for the noncompliance or breach by any other tenant of said rules and regulations.

ARTICLE 40

AUTHORITY

Tenant represents that Tenant is authorized to do business in the State of New Jersey. Upon Landlord's request, Tenant's signatories hereto will furnish satisfactory evidence of Tenant's authorization and their authority to execute this Lease on behalf of Tenant.

ARTICLE 41

NO LIGHT, AIR OR VIEW EASEMENT

Any diminution or shutting off of light, air or view of any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.

ARTICLE 42

FORCE MAJEURE

Except as otherwise expressly provided herein, this Lease and the obligations of Tenant to pay Rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, if Landlord is prevented or delayed from so doing by reason of any cause beyond Landlord's reasonable control, including, but not limited to, Acts of God, strikes, labor troubles, shortage of material, delays in obtaining municipal, state, or federal agency approvals, governmental preemption in connection with a national emergency or by reason of any rule, order or regulations of any governmental agency or by reason of war, hostilities or similar emergency; provided that Landlord shall in each instance exercise reasonable diligence to effect performance as soon as possible. It is agreed that Landlord shall not be required to incur any overtime or additional expenses in Landlord's reasonable diligence to effect the performance of any of Landlord's obligations hereunder.

ARTICLE 43

ATTORNMENT

If for any reason the leasehold estate of Landlord as Tenant under any underlying lease is terminated by summary proceedings or otherwise, Tenant will attorn to the Landlord under such underlying Lease and will recognize such Landlord as Tenant's Landlord under this (sub)lease. Tenant agrees to execute and deliver, at any time, and from time, to time, upon the request of Landlord or of the Landlord under any such underlying lease, any instrument which may be necessary or appropriate to evidence such attornment and Tenant hereby appoints Landlord the Landlord under such underlying lease the attorney-in-fact, irrevocable, of Tenant to execute and deliver any such instrument for and on behalf of Tenant. Tenant further waives the provisions of any statute or rule of law now or election to terminate this (sub)lease or to surrender possession of the Premises in the event such underlying lease terminates or any such proceeding is brought by Landlord under such underlying lease, and agrees that his (sub)lease shall not be affected in any way whatsoever by any such proceeding or termination.

ARTICLE 44

COMMON AREA MAINTENANCE COST

Base Project Operating Expenses as defined in Article 3 shall also include Landlord's costs and expenses incurred as Landlord's share of common area maintenance all as set forth in Article 29 of the underlying Land Lease between the Trustees of Princeton University as landlord and Landlord as tenant.

ARTICLE 45

NOTICE REGARDING TENANT'S MOVING IN OR OUT

Two days prior to any move into or out of the Premises, Tenant must notify National Business Parks, as Agent for Landlord, of the following: the name of the Moving Company, Moving Company representative in charge of the move, and Moving Company's phone number. All moves must be done during the work week (Monday through Friday, inclusive between the hours of 7:30 A.M. and 4:30 P.M.). No elevators will be available Saturday, Sunday or holidays or after 4:30 P.M. other days. The insurance evidence in the form required by Paragraph 19 hereof must be delivered to Landlord prior to commencement of the Tenant's move into or out of the Premises.

ARTICLE 46

OPTIONS TO RENEW

(a)                 Landlord hereby grants Tenant two (2) options to extend the Term (each, an "Extension Option"). Each Extension Option is for one (1) additional term of five (5) years (each, an "Extension Term"), commencing as of the date immediately following the expiration of the Term or extension thereof, each such option to be subject to the covenants and conditions hereinafter set forth in this Article 46.

(b)                Tenant shall give Landlord written notice (the "Extension Notice") of Tenant's election to exercise its Extension Option not less than Two hundred seventy (270) days, nor more than three hundred sixty-five (365) days prior to the expiration of the Term or extension thereof, time being of the essence; provided that Tenant's failure to give the Extension Notice by said date, whether due to Tenant's oversight or failure to cure any existing defaults or otherwise, shall render the Extension Option null and void and of no further force or effect.

(c)                 Tenant shall not be permitted to exercise an Extension Option at any time during which Tenant is in default under the Lease, subject to any applicable notice and grace periods. If Tenant fails to cure any default under the Lease prior to the commencement of an Extension Term, subject to applicable notice and grace periods, the Extension Term shall be immediately cancelled, unless Landlord elects to waive such default, and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the then-current Term of the Lease.

(d)                Tenant shall be deemed to have accepted the Premises in "as-is" condition as of the commencement of the Extension Term, subject to any other repair and maintenance obligations of Landlord under the Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of the Lease.

(e)                 The covenants and conditions of the Lease in force during the Term, as the same may be modified from time to time, shall continue to be in effect during each Extension Term, except as follows:

(i)            The "Commencement Date" for the purpose of the Lease shall be the first day of the Extension Term.

(ii)            The Base Rent for the Extension Term shall be an amount equal to the then Fair Market Rental Value of the Premises. "Fair Market Rental Value" of the Premises shall be an amount determined by Landlord on the basis of the then-prevailing market rental rate for space comparable to the Premises in the Princeton, New Jersey submarket within the twelve (12) month period immediately preceding commencement of the Extension Term, but shall not take into account alterations and improvements made by or on behalf of Tenant, including, without limitation, the Landlord Work. Within ten (10) days after Landlord's receipt of Tenant's Extension Notice, Landlord shall notify Tenant of its determination of the Fair Market Rental Value of the Premises for the applicable Extension Term. Within ten (10) days after Tenant's receipt of Landlord's notice of Landlord’s determination of the Fair Market Rental Value of the Premises, Tenant shall have the right to (i) rescind the exercise of the Extension Option, (ii) accept Landlord's determination of the Fair Market Rental Value or (iii) dispute Landlord's determination of the Fair Market Rental Value. If Tenant elects to dispute Landlord's determination of Fair Market Rental Value, Tenant, by written notice to Landlord (the "Arbitration Notice") delivered within the ten (10) days provided hereinabove, Tenant shall have the right to have Fair Market Rental Value determined in accordance with the following procedures. If Tenant fails to notify Landlord of its election within the ten (10) days provided above, Tenant's Extension Option shall be deemed to be null and void and of no further force and effect. If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Fair Market Rental Value (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then Fair Market Rental Value shall be the average of the two Estimates. If Fair Market Rental Value is not resolved by the exchange of Estimates, Landlord and Tenant, within seven (7) days after the exchange of Estimates, shall each select "qualified" broker to determine which of the two Estimates most closely reflects Fair Market Rental Value. A qualified broker means a commercial real estate broker with at least 10 years’ experience in handling transactions for comparable commercial properties in the Princeton, New Jersey submarket who has concluded a minimum of 20 such transactions. Upon selection, Landlord's and Tenant's brokers shall work together in good faith to agree upon which of the two Estimates most closely reflects Fair Market Rental Value for the Extension Term. The Estimate chosen by such brokers shall be binding on both Landlord and Tenant as the Base Rent rate for the Extension Term. If either Landlord or Tenant fails to appoint a broker within the seven (7) day period referred to above, the broker appointed by the other party shall be the sole broker for the purposes hereof. If the two brokers cannot agree upon which of the two Estimates most closely reflects Fair Market Rental Value within the ten (10) days after their appointment, then, within five (5) days after the expiration of such ten (10) day period, the two (2) brokers shall select a third broker meeting the aforementioned criteria. Once the third broker has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the broker shall make his/her determination of which of the two Estimates most closely reflects Fair Market Rental Value. If the broker believes that expert advice would materially assist him, he/she may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the third broker and of any experts retained by that broker. Any fees of any broker, appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such broker, appraiser, counsel or expert.

(f)                  Notwithstanding anything above to the contrary, in no event shall the Fair Market Rental Value be less than the then most recently effective Base Rent.

(g)                The parties shall memorialize the agreed upon Base Rent for the Extension Term in an amendment to the Lease.

(h)                Following expiration of the Extension Term, Tenant shall have no further right to renew or extend the Lease.

(i)                  Tenant's Extension Option shall not be transferable by Tenant separate and apart from the assignment of this Lease in accordance with the terms and conditions herein.

ARTICLE 47

RIGHT OF FIRST REFUSAL

Subject to pre-existing rights of first refusal held by other tenants set forth in Exhibit “I” attached hereto and provided that Tenant is not in default in the payment of Basic Annual Rent, Additional Rent or any other amount due hereunder of in the performance of any covenant or obligation to be performed by Tenant hereunder, Landlord agrees that Landlord will not enter into any lease for any adjacent space which shall become available in the buildings at 305 College Road and 307 College Road East to any prospective tenant who expresses to Landlord his intention to lease such space, on which expression, after reasonable investigation by Landlord, Landlord shall have the right to rely, unless Landlord shall first receive an acceptable bona-fide offer which need not be in writing from such prospective tenant for the lease of such space and Landlord shall have notified Tenant in writing of the name of the prospective tenant making the offer, the rental amount to be paid therefor and all pertinent details of the proposed lease. Landlord agrees that Tenant shall thereupon have the prior right to lease each such space upon the same terms and conditions as are contained in the offer. Said right must be exercised within ten (10) calendar days after Tenant's receipt of said written notice of said offer by giving written notice to Landlord of the exercise of said right within said ten (10) calendar days period. If Tenant shall fail to exercise its right to lease that particular space, Tenant shall be conclusively deemed to have waived and relinquished all rights to lease the particular space specified in the notice and Landlord may lease such space to the third party or anyone else designated in the notice without further notice to Tenant.

ARTICLE 48

COVID-19 PROVISIONS

Landlord and Tenant acknowledge and agree that as of the Effective Date there exists a State of Emergency in New Jersey and the United States of America by reason of a global pandemic by reason of the COVID-19 viral outbreak (the “COVID-19 State of Emergency”). During any use and occupancy of the Premises during the COVID-19 State of Emergency and any future state of emergency declared by any governmental authority by reason of risks to public health, including, without limitation a viral or bacterial epidemic, pandemic or other rampant proliferation of community spread illness or disease, Landlord and Tenant shall each implement at the Premises the practices recommended by the federal Department of Health and Human Centers for Disease Control and the New Jersey State Department of Health to minimize the risk of transmission of pathogens, including, without limitation, the use of personal protective equipment, installation of hand sanitizer stations and implementation of signage to remind and reinforce social distancing practices.

ARTICLE 49

TENANT’S FINANCIAL STATEMENT

Landlord and Tenant acknowledge that Tenant’s financial statements and other corporate disclosures can be found at https://cytosorbents.com/investor-relations/sec-xbrl-filings/. In the event this information is found at a different web address, Tenant shall promptly notify Landlord of such change.

[Intentionally left blank - Exhibit “A” follows on next page]

EXHIBIT “A”

FLOOR PLAN (S)

EXHIBIT “B-1”

LANDLORD'S WORK LETTER

It is the intent of this Workletter (“Workletter”) that Tenant shall be permitted reasonable freedom in the interior design and layout of its space, consistent with applicable building codes and sound architectural and construction practices in first class office/lab buildings, provided that there is no adverse effect on the operation of the Building's mechanical, heating, cooling or electrical systems or other building operations or functions. Except as defined in this Agreement to the contrary, all capitalized terms utilized in this Agreement shall have the same meaning as the terms defined in the Lease.

A.	LANDLORD WORK

1.	Landlord shall perform the following work in at its sole cost and expense (except as otherwise provided) (collectively, “Landlord Work”):

a.	Those Building Standard improvements shown on Exhibit “B-2” attached hereto constituted the minimum specifications defining the quality and scope of work to be performed by Landlord. The Landlord is providing Tenant with an allowance in the amount of One Million Four Hundred Fifty Five Thousand Three Hundred Dollars ($1,455,300) constituting $30.00 per rentable square foot of the leased Premises (the “Tenant Improvement Allowance”). All other costs in excess of the Tenant Improvement Allowance shall be paid by Tenant in accordance with the terms of this Workletter and the Lease.

b.	All of the work specified by Tenant in the Tenant Plans (as defined below) prepared by Tenant and approved by Landlord in accordance with Section B of this Workletter.

c.	For purposes of this Workletter, the replacement of the following HVAC equipment: AHU-1, AHU-2, AHU-3, AHU-5, CU-1, Chiller #1 and ATC System is collectively referred to herein as the “HVAC Work”. Landlord and Tenant shall equally share the design, equipment and installation cost of the HVAC Work. The cost of the HVAC Work is more particularly described as follows:

Unit #	Est. Replacement Cost Dx Units
AHU-1	$300,000
AHU-2	$300,000
AHU-3	$300,000
AHU-5	$200,000
CU-1	$15,000
Chiller #1	Not needed
New ATC System	$210,000

Landlord shall ensure that the HVAC serving the Premises is in good working order as of the Commencement Date so as to meet the operating specifications and maintain interior temperatures as provided in Exhibit “B-2”. Prior to the commencement of the HVAC Work, Landlord shall deliver a final written estimate of the cost of the HVAC work for approval by the Tenant.

d.	The Premises shall be delivered clear of existing furniture, fixtures, and equipment, except for certain existing furniture, fixtures and equipment that Tenant and the prior tenant of the Premises (Advaxis, Inc.) have agreed between themselves will remain at the Premises as set forth on Exhibit “B-2” attached hereto (the “Remaining FF&E”).

2.	The Landlord Work is to be performed solely by Landlord. Any improvements other than the Landlord Work required by Tenant in the Premises shall be at the sole cost and expense of Tenant, and performed by Landlord.

3.	Tenant's Work: All other improvements required by Tenant in the Premises shall be at the sole cost and expense of Tenant.

4.	Landlord's Approval: Tenant's Plan, as hereinafter defined, shall be subject to Landlord's prior written approval. If Tenant's Plan requires any variance or any modifications of any existing site plan, Tenant will be responsible for obtaining all approvals required at Tenant's sole cost and expense.

B.	PLANS AND SPECIFICATIONS

1.	Tenant will provide Landlord with complete working drawings and specifications for its desired improvements to the Premises (which drawings and specifications are hereafter and in the foregoing Lease collectively called the "Tenant's Plan"), showing thereon partitions, hardware, HVAC, sprinkler, electrical and telephone outlets and special requirements (if any), light fixture locations, wall finishes, floor coverings, etc. Tenant’s Plan shall be subject to the reasonable approval of Landlord. Upon completion of Tenant’s Plans and delivery to Landlord, Landlord will determine the cost of such work, including the cost for items of work in excess of the Tenant Improvement Allowance; provided that the cost of the HVAC Work shall not be deducted from the Tenant Improvement Allowance. Such costs for items of all work shall include a fee of 10% for overhead and 5% profit, to cover Landlord's costs in administering the work. The Tenant Plans developed and approved in accordance with this Paragraph are referred to herein as the “Final Plans”. The work to be performed by Landlord and the contractors and subcontractors under the supervision of Landlord shall be referred to herein as the “Work”.

2.	Promptly upon approval of the Final Plans by Landlord and Tenant, Landlord will solicit, procure and deliver to Tenant at least three (3) fixed price contract bids (the “Bids”) from subcontractors for the major trades for the construction and performance of the Work based upon the Final Plans, on or before the date which is fifteen (15) Business Days following the approval of the Plans by Landlord (the “Bid Procurement Date”). In addition to the three (3) Bids solicited by Landlord, Tenant may submit up to an additional three (3) subcontractors for each major trade to Landlord to be included in the bidding process. For purposes hereof, “major trades” shall include, without limitation, mechanical, electrical, plumbing, drywall, framing, flooring/carpeting, painting and millwork. Tenant shall reasonably cooperate with Landlord, its employees, agents, subcontractors, architect, engineers and all other parties involved (or which may be involved) in the Work and shall make Tenant’s agent available at all reasonable times to facilitate the procurement of such Bids on or before the Bid Procurement Date. The bidders shall submit sealed fixed price contract Bids, and Landlord and Tenant shall jointly open and review the Bids. Landlord shall adjust the various Bids to adjust for any inconsistent assumptions to reflect an “apples to apples” comparison for and recommend approval by Tenant of the lowest, qualified bid for each trade and subcontract. Notwithstanding the foregoing, Tenant shall have the right to select the subcontractor for each major trade regardless of whether such selection or selections will result in the cost of the Landlord’s Work exceeding the Tenant Improvement Allowance.

3.	Within ten (10) days after the approval of the Bids by Landlord and Tenant, Landlord will provide to Tenant, the final cost for the Landlord’s Work, which shall be itemized and show the cost for Building Standard items (the “Final Cost”). Tenant shall have the right to revise the Final Plans at Tenant's expense (subject to reimbursement from the Tenant Improvement Allowance) for the purpose of reducing the Final Cost.

4.	After approval by Tenant of such Final Costs Landlord will submit the Finals Plans to the Township of Plainsboro for a building permit. If Tenant requests any additional work which is not provided in the original Tenant’s Plan, Tenant shall be responsible for all costs resulting from such additional work, including but not limited to architectural and engineering charges, and any special permits or fees attributed thereto. Tenant shall pay for the costs above the Tenant Improvement Allowance in accordance with the following schedule:

Thirty Percent (30%) at time of approval of issuance of building permits by Plainsboro Township.

Thirty Percent (30%) when work is 50% completed.

Thirty Percent (30%) upon substantial completion.

Ten Percent (10%) upon final completion (i.e., completion of punchlist)

The following maximum time periods shall be allowed for the following matters after the completion of the immediately preceding item:

	Item	Days Allowed to Complete
(a)	Tenant to complete and deliver Tenant’s Plans to Landlord	90 days from execution of the Lease
(b)	Landlord Approval of Tenant Plans	10 business days
(c)	Landlord provides Tenant with quote for cost of Work	15 business days
(d)	Tenant reviews, approves costs	10 business days
(e)	Landlord submits Tenant Plans for building permit	5 business days
(f)	Issuance of building permits	4 weeks (estimated)
(g)	Landlord’s construction period	12 weeks (estimated)
(h)	Temporary or permanent Certificate of Occupancy	September 30, 2021 (estimated)

5.	Base Building Changes: If Tenant Plan necessitates revisions in the design of the base building or necessitates changes in the construction of the base building for which Landlord has previously contracted, Tenant shall be responsible for all costs resulting from such design revisions or construction changes, including but not limited to architectural and engineering changes, and any special permits for fees attributed thereto. Before Landlord shall authorize such design and/or construction changes, Tenant shall pay Landlord the full cost attributable thereto which includes a fee of 10% for overhead and 5% profit to cover Landlord’s costs in administering the work.

6.	For the avoidance of doubt, Tenant shall not be responsible to pay to Landlord any overhead or profit percentage for HVAC Work. Landlord’s “overhead” shall be deemed to include the costs of Landlord’s applicable insurance. In the event Landlord receives any rebate from any governmental agency or authority due to the installation of the HVAC units in connection with the HVAC Work, Landlord will split the rebate with Tenant 50/50.

C.	CONSTRUCTION

1.	By Landlord: Promptly following the determination of the Final Cost and the approval of the Final Cost by Tenant, subject to Tenant’s right to revise the Final Plans, Landlord shall cause the Landlord’s Work to be performed on a “turnkey basis” in accordance with the Final Plans in a good and workmanlike manner using only qualified labor and new and first quality materials in full compliance with all Legal Requirements. Landlord shall proceed with due diligence to cause the improvements to be completed in a good and workmanlike manner and shall warrant the construction of said improvements for the longer of (i) one year from the date when the Premises are substantially completed or (ii) the period of any warranties provided to Landlord in connection therewith. Landlord shall cause the improvements to be completed in accordance with the Final Plans which have been approved by Tenant and shall not substitute any materials or components without obtaining Tenant's consent thereto.

2.	By Tenant: Finish work in the Premises other than work described in the preceding paragraph, may be done by Tenant only upon Landlord’s prior written consent, in compliance with the following:

a.	No such work shall proceed without Landlord's prior written approval of (i) Tenant's contractor; (ii) detailed plans and specifications for the work; and (iii) a certificate of workman's compensation insurance in an amount and with a company and on a form acceptable to Landlord and a certificate of insurance in form and from an insurer acceptable to Landlord, showing Tenant or Tenant's contractor to have in effect public liability, comprehensive general liability and property damage insurance with limits of not less than $1,000,000/$2,000,000 and $1,000,000 respectively. All such certificates except worker's compensation shall be endorsed to show Landlord as an additional insured and such insurance shall be maintained by Tenant or Tenant's contractor at all times during the performance of Tenant's work.

b.	All such work shall be done in conformity with applicable codes and regulations of governmental authorities having jurisdiction over the Building and premises and with valid building permits and other authorizations from appropriate governmental agencies when required shall be obtained by Landlord's representative at Tenant's sole expense. Any work not acceptable to the appropriate governmental agencies or not reasonably satisfactory to Landlord, shall be promptly replaced at Tenant's expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor. Tenant agrees to save and hold Landlord harmless for said work as provided in the Lease.

c.	Tenant and Tenant's contractors shall abide by all safety and construction laws, ordinances, rules and regulations. All work and deliveries shall be scheduled through Landlord. Entry by Tenant's contractors shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease. All Tenant's materials, work, installations and decorations of any nature brought upon or installed in the Premises before the Lease Commencement Date shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof. Tenant shall not employ any contractor who in Landlords' opinion may prejudice Landlord's negotiations or relationships with Landlord's contractors or subcontractors or the negotiations or relationship of those contractors or subcontractors with their employees, or may disturb harmonious labor relations.

d.	Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of cleanup which fails to comply with Landlord's rules and regulations, or by reason of use of elevators outside normal working hours.

e.	Tenant shall pay to Landlord a building service fee of ten percent (10%) of the total cost of Tenant's work not done by Landlord to cover Landlord's cost of coordination of Tenant's Work. Such building service fee shall be paid to Landlord at the time of Landlord's approval of Tenant's contractor(s) as provided in Paragraph 2(a) above. Notwithstanding the above, Tenant shall not be required to pay a building service fee for Tenant’s installation of interior manufacturing and laboratory equipment, but only to the extent such equipment does not connect to any Building systems. For the installation of carpet or flooring, Tenant shall be required to pay all costs of permits and inspections, in addition to a building service fee not in excess of $1,000.

f.	Tenant's contractors shall not post any signs on any part of the Building or the premises.

g.	Tenant shall, upon Landlord's request, provide Landlord with copies of bills and invoices for the cost of Tenant's Work hereunder.

3.	Changes: If there are any changes requested by Tenant, after approval of Tenant's Plan, Tenant shall be responsible for all costs including but not limited to permits and fees, architectural, engineering and related design expenses resulting from such changes. No such changes shall be made without prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be responsible for delay in occupancy by Tenant because of changes to plans after approval by Tenant as outlined above. Upon completion of such revised working drawings and specifications, Landlord shall notify Tenant in writing of the cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall, within (5) business days, notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization and payment in full of the total costs of such change, addition or deletion, Landlord shall not be obligated to continue work on Tenant's premises and may suspend work and Tenant shall be responsible and chargeable for any and all delays in the completion of the Premises resulting therefrom.

4.	Manufacturing CO Date. Notwithstanding anything in the Lease or this Workletter Exhibit to the contrary, in the event Landlord is diligently pursuing completion of construction or obtaining a certificate of occupancy, Landlord shall be entitled to one (1) thirty (30) day extension of the Manufacturing CO Date (as defined in the Lease) and the “Temporary or permanent Certificate of Occupancy” date set forth in B(1)(h) above.

D.	ACCEPTANCE OF PREMISES.

The Landlord Work shall be deemed substantially complete when the Township of Plainsboro issues a temporary certificate of occupancy for the Premises (“Substantially Completed”). Within five (5) business days of Landlord's written notice to Tenant that the Landlord Work has been Substantially Completed, Tenant shall inspect the Premises (or applicable prior thereof) in the presence of Landlord in order to establish a punch list of items to be completed or corrected.

E.	RESPONSIBILITY FOR DELAYS

If solely Tenant shall cause any delay in the construction of the Premises, whether by reason of any failure by Tenant or parties under Tenant control to comply with the applicable time schedule set forth in Paragraph B(4), or by reason of changes in the work ordered by Tenant that materially deviate from the Final Plans, then notwithstanding the provisions of the Lease or any other provision of this Exhibit, any resulting delay in completing the Premises shall not in any manner affect the Lease Commencement Date, delay the Manufacturing CO Date beyond September 30, 2021, or in any way affect the Tenant's obligation to pay Basic Annual Rent thereupon as set forth in the Lease.

If solely Landlord shall cause any delay in the construction of the Premises, whether by reason of any failure by Landlord to comply with the applicable time schedule set forth in Paragraph B(4) or by delays in performance of completion by a party employed by Landlord, and if such delay results in a temporary certificate of occupancy for the Premises not being issued by the Township of Plainsboro by September 30, 2021, then the Manufacturing CO Date (and the commencement of Basic Annual Rent payments in connection therewith) shall be deemed to be the last day of the month in which the temporary certificate of occupancy is actually obtained. In the event of a delay as described above, Landlord and Tenant each covenant to each other to cooperate to ensure a prompt completion of the Premises. In no event shall a delay due to equipment backorders, shortages, or delivery delays be deemed a Landlord-caused delay under this paragraph.

F.	INCORPORATED IN LEASE

This Agreement is, and shall be incorporated by reference in the Lease and all of the terms and provisions of said Lease are and shall be incorporated herein by this reference.

G.	BUILDING STANDARD ALLOWANCES

Landlord, at Landlord's expense, except as otherwise expressly specified in this Exhibit “B-1” and in the foregoing Lease, shall furnish and install in and to the Premises the following, all of which shall be of material, manufacture, design, capacity, finish and color of the Building Standard adopted by Landlord for the Building in accordance with the Tenant's Plan. The Building Standard Allowances as attached represents a maximum to be provided at no cost to Tenant. Tenant shall receive no credit for unused items.

H.	ELECTRICAL CONSUMPTION CALCULATION

If Tenant's electrical requirements exceed power designed to be provided to the Premises, in order to accurately calculate the power consumed by Tenant, Landlord at its option may require Tenant to install at Tenant's cost a check meter. When no meter is required a survey of Tenant's electrical consumption will be made at Tenant's expense.

I.	FINAL PAYMENT OF EXCESS COSTS

If prior to Tenant's occupancy of the Premises (or applicable prior thereof) there is a default by Tenant in payment of the above, Landlord shall, in addition to all other legally allowable remedies, have the same rights as in the case of default in rent under the Lease. Tenant shall pay to Landlord the balance of all excess costs to complete Tenant's Work and the entire amount of any extra expenses incurred by Landlord.

J.	APPLICABILITY

The terms and conditions of this Lease and Exhibit “B-1” apply from the date of the execution (by both parties) of this Lease, with the exception of Rent (except for the Rent attributable to the Initial Early Premises or Early Premises).

K.	EXTERIOR TANKS

Tenant shall be responsible for the cost of any removal of the Exterior Tanks and restoration of the related area to its original condition at the end of the Term or the earlier expiration of this Lease, as may be required by Landlord or the Township of Plainsboro.

EXHIBIT B-2
BUILDING STANDARD
300 SERIES

1.	PARTITIONS

(a)	Partitions within the Demised Premises shall have 5/8" gypsum board on each side of 2-1/2" metal studs, 24" on center, taped and spackled, to underside of finished ceiling. Partitions between the Demised Premises and corridor(s) and between the Demised Premises, any adjacent space shall have 5/8" fire code gypsum board, taped and spackled, on each side of 3-1/2" metal studs, 24" on center. Demising partitions and corridor partitions to have 1-1/2" (full thick) sound deadening insulation installed within from floor to underside of floor above, or match existing.

(b)	There will be no jogs, curves or angles in any partition.

(c)	Vinyl base 4" high to be on all partitioning and existing walls and columns.

2.	DOORS

(a)	All frames to be 16 gauge, pressed steel, painted.

(b)	Doors within Demised Premises to be 3'-0" x 7'-0" nominal x 1-3/4" solid core oak, matched finish. Doors to have fire rating as required by applicable codes.

3.	HARDWARE

(a)	Cylindrical latch sets, standard weight, on individual office doors within the Demised Premises.

(b)	Cylindrical lock sets, heavy duty, and closers on doors from corridor(s) on Demised Premises.

(c)	Lock sets and latch sets to be Schlage, Sargent, Yale, Russwin or equal, as selected by Landlord.

(d)	All lock sets shall be keyed to the building master key system.

4.	ACOUSTICAL CEILINGS

(a)	Lay-in acoustic tile ceilings, within Demised Premises, shall be 24" x 48" regressed white mineral fiber, textured panels with white recessed "T"- spline, as selected by Landlord w 2’ x 2’ Second Look tile.

(b)	Ceiling heights within Demised Premises to be nominal 9'-0" (existing).

(c)	Direction of ceiling-grid to be as determined by Landlord.

5.	FLOORING

Building standard carpet to be in all tenant areas where vinyl composition tile is not installed. All carpets will be selected from Landlord's samples, or of equal quality. Carpet to be J&J Industries.

6.	PAINTING

(a)	Interior wall surfaces of gypsum board shall receive two (2) coats of flat latex paint, colors to be selected by Tenant from Landlord's samples.

(b)	All interior ferrous metal surfaces shall receive two (2) coats of alkyd semigloss enamel paint over shop-applied primer.

(c)	All wood doors to receive one (1) coat of sealer and two (2) coats of clear polyurethane satin varnish.

(d)	Paint manufacturers to be Sherwin Williams, or approved equal, as selected by Landlord.

7.	WINDOW COVERING

All exterior windows to receive building standard, narrow, horizontal aluminum slat blinds, Levelor or equal, as selected by Landlord. (Existing)

8.	ELECTRICAL SPECIFICATIONS

(a)	Lighting - Provide 2' x 4' LED - high efficiency light fixtures.

(b)	Power - Wall mounted duplex receptacles must meet all applicable codes.

(c)	The average electric load of the Demised Premises shall not exceed five (5) watts per square foot for lighting and power in office areas. Landlord will provide available service of 200A 277/480V, 3 phase, for Tenant's exclusive use. All other switchgear required is a function of the Workletter allowance. (re-use existing)

(d)	Landlord shall initially provide and install lamps and ballasts. Replacement of same shall be by Landlord, at Tenant's expense.

9.	FIRE AND LIFE SAFETY FEATURES

(a)	The Building is fully sprinklered in all areas.

(b)	Fire Alarm System consisting of manual pull boxes, annunciators, alarm bells, control panel, etc. shall be required per code.

(c)	Smoke detectors, ionization-type, in corridors, Tenant's space, electrical equipment rooms, elevator machine rooms and ductwork where the air quality is over 15,000 CFM. Firestats in the ductwork where air quality is less than 15,000 CFM.

(d)	Battery back-up shall be required in the Building to operate all emergency and exit lighting fixtures in public areas and fire alarm system.

10.	TELEPHONE/DATA WORK

(a)	The Landlord shall arrange for telephone service within the equipment room in the Building's core.

(b)	All telephone work and wiring in partitions, floors and ceilings are the responsibility of the Tenant, shall be paid for by Tenant, and coordinated with Landlord (Tenant’s contractor must be approved by Landlord). Landlord will coordinate work with other trades as required. Completion or non-completion of the telephone work will not delay Tenant's acceptance of the Demised Premises or the payment of Rent. All electrical load centers, special wiring and plywood supplied by Landlord for telephone equipment shall be an extra cost to be paid by Tenant. Telephone company work is to meet all prevailing codes. It shall be the Tenant’s responsibility that all telephone and data wiring must be removed at the end of the Lease term, prior to the surrender of Tenant’s Premises.

11.	HVAC SPECIFICATIONS (Office Areas Only)

(a)	Heating, ventilation and air-conditioning system shall be capable of maintaining the following interior conditions, subject to governmental regulations:

Summer - 75 degrees F (+2 degrees F) dry bulb and 50% relative humidity when outside temperature is 90 degrees F dry bulb and 75 degrees wet bulb.

Winter - 68 degrees F when outside temperature is 14 degrees F.

(b)	The VAV system with roof top A/C unit will have automatic thermostats mounted in the rooms or open spaces within the Demised Premises.

(c)	The VAV units are connected to roof top A/C units with filters, mixing dampers and fan motor.

(d)	Tenant override timers and running hour meter will be provided in electrical closet for after hours use.

(e)	The air supply distribution of the HVAC system for the Demised Premises shall be based on five (5) watts per square foot of total electrical load for all purposes. Occupancy rate is based on one (1) person per 200 square feet.

(f)	All heating will be provided from the perimeter base board heaters via solid state controllers, from Building central system.

(g)	The control system for the heating will be by means of electric thermostats mounted in the rooms or open spaces within the Demised Premises as described in (11 b) interfaced with solar & ambient outdoor temperature sensors.

(h)	Zoning within Tenant's Demised Premises shall provide interior and perimeter zones. The number of zones, as determined by Landlord, shall be based on orientation and total area occupied with average zones as follows:

Perimeter of areas - one (1) zone per 1,200 square feet

Interior areas - one (1) zone per 2,000 square feet

An average of 1 CFM per square foot will be delivered by the HVAC system within the Demised Premises. Diffusers supplying air will be spaced at 1 per 225 square feet.

(i)	If Tenant's equipment (i.e. computers, business machines, etc.) or special uses (i.e. conference rooms, mailrooms, lunch rooms, etc.) requires air-conditioning above and beyond Building Standard, as outlined, said additional air conditioning (including cost of operation as stipulated in the Lease) shall be paid for by Tenant. Any special exhaust requirements will also be paid for by Tenant.

12.	REMAINING FF&E

[SEE ATTACHED Advaxis Furniture and Fixture Asset List and Advaxis Equipment List]

Advaxis Equipment List

KB 3-8-21

ID	Description	Type	Tag #	Advaxis Location	Physical Location	Department	In Service	Quantity
	Urethane lab chairs	Furniture and Fixtures			W8-W9	210 - Research & Development	7/1/2016	31
FAM000007	Branson sonic dismembrator (idle)	Laboratory Equipment	ADX50132	W4		210 - Research & Development	8/3/2005	1
FAM000307	Allegra X15R Centrifuge	Laboratory Equipment	ADX50351	W5		210 - Research & Development	6/1/2016	1
FAM000363	5470-USP/EP pH/Conductivity Meter	Laboratory Equipment	ADX50749	E87		204 - Manufacturing	7/31/2016	1
FAM000382	Innova 44R Incubator Shaker	Laboratory Equipment	ADX50686	W9		210 - Research & Development	8/1/2016	1
FAM000395	V1500AB Liquid Nitrogen Freezer (idle)	Laboratory Equipment	ADX50533	W52		210 - Research & Development	10/1/2016	1
FAM000519	Panasonic 24.4 cubic ft -30C Freezer	Laboratory Equipment	ADX50556	E83		210 - Research & Development	11/1/2016	1
FAM000683	Zeiss microscope upgrades (idle)ADX50396	Laboratory Equipment	ADX50396	W7		210 - Research & Development	7/1/2017	1
FAM000784	AttuneNxT Flow Cytometer	Laboratory Equipment	ADX51272	E84		210 - Research & Development	2/1/2018	1
FAM000274	Zeiss Fluorescent Microscope and Image Analysis System (idle)	Laboratory Equipment	ADX50396	W7		210 - Research & Development	4/1/2016	1
FAM000768	Symphony Deli Refrigerator (idle)	Laboratory Equipment	ADX51350	OFFSITE	161 DNA in La Jolla, CA - confirmed onsite	204 - Manufacturing	11/1/2017	1
~~FAM000008~~	~~24 Pipettes~~	Laboratory Equipment				210 - Research & Development	10/26/2007	24
FAM000009	Beckman Allegra 6R with GH-3.8 (4 place swing-out rotor) and buckets	Laboratory Equipment				210 - Research & Development	1/22/2008	1
FAM000022	520SN/R2 Pump (220 RPM)	Laboratory Equipment	ADX50123	E87		210 - Research & Development	9/11/2015	1
FAM000297	6' NuAire Biosafety Cabinet	Laboratory Equipment	ADX50213	W49		210 - Research & Development	5/20/2016	1
FAM000303	4 Ft Biosafety Cabinet	Laboratory Equipment	ADX50345	W5		210 - Research & Development	6/1/2016	1
FAM000353	5430R plate centrifuge (idle)	Laboratory Equipment	ADX50354	W6		210 - Research & Development	7/31/2016	1
FAM000356	C-40 Nanophotometer	Laboratory Equipment	ADX50682	E87		210 - Research & Development	7/31/2016	1
FAM000362	Ice Maker Flaked Self-contained	Laboratory Equipment	ADX50668	W5		210 - Research & Development	7/31/2016	1
FAM000384	5424R Centrifuge (idle)	Laboratory Equipment	ADX50693	W6		210 - Research & Development	4/5/2016	1
FAM000461	Submicroliter cell for C40 Spectrophotometer ADX50743	Laboratory Equipment	ADX50743	W52		210 - Research & Development	9/1/2016	1
FAM000458	XPE205 Balance	Laboratory Equipment	ADX50546	W8		208 - Quality	10/1/2016	1
FAM000501	Panasonic MDFU70VCPA ultralow freezer	Laboratory Equipment	ADX50549	W2		210 - Research & Development	10/1/2016	1
FAM000575	5470-USP/EP pH/Conductivity Meter w/ validation	Laboratory Equipment	ADX50749	E87		204 - Manufacturing	7/31/2016	1
FAM000690	Panasonic Freezer MDF-U731M	Laboratory Equipment	ADX51095	W3		210 - Research & Development	7/1/2017	1
FAM000691	Panasonic Freezer MDF-U731M	Laboratory Equipment	ADX51062	E84		210 - Research & Development	7/1/2017	1
FAM000708	GE Hot Lips Tube Sealer	Laboratory Equipment	ADX51356	E82		210 - Research & Development	8/1/2017	1
FAM000743	Thermo Varioskan Lux Plate Reader	Laboratory Equipment	ADX51293	E83		210 - Research & Development	12/1/2017	1
FAM000796	Panasonic MDF-DU702VXC -80 Freezer	Laboratory Equipment		W2		204 - Manufacturing	6/1/2018	1
FAM000352	ThermoMixer C with 1.5mL SmartBlock and ThermoTop (idle)	Laboratory Equipment	ADX50730	W7		210 - Research & Development	7/31/2016	1
FAM000775	GE Wave Bioreactor (idle)	Laboratory Equipment	ADX51185	OFFSITE	Vibalogics in Germany - confirmed onsite	204 - Manufacturing	1/1/2018	1
FAM000459	XPE 504 Balance	Laboratory Equipment	ADX50547	W8		208 - Quality	10/1/2016	1
FAM000390	Futura 30 cubic ft freezer	Laboratory Equipment	ADX50676	W5		210 - Research & Development	8/1/2016	1
FAM000456	Toledo 2888 floor scale w/ printer and display	Laboratory Equipment	ADX50687	E87		204 - Manufacturing	9/1/2016	1
FAM000568	Veripac Integrity Tester	Laboratory Equipment	ADX50652	E82		210 - Research & Development	2/1/2017	1
FAM000577	XPE6022S Balances/Scale w/ validation	Laboratory Equipment	ADX50142	E87		210 - Research & Development	7/23/2015	1
FAM000580	XPE6022S Balances/Scale w/ validation	Laboratory Equipment	ADX50122	E87		204 - Manufacturing	7/23/2015	1
FAM000581	Toledo 2888 floor scale w/ printer and display, validated	Laboratory Equipment	ADX50687	E87		204 - Manufacturing	9/1/2016	1
FAM000672	CVF111-M Laser Filling System	Laboratory Equipment	ADX51167	E87		204 - Manufacturing	6/1/2017	1
FAM000702	Sartorius Filter Integrity Tester	Laboratory Equipment	ADX50577	W3		204 - Manufacturing	1/1/2017	1
FAM000721	Mettler Toledo XPE64001L Scale	Laboratory Equipment	ADX51208	E82		210 - Research & Development	9/1/2017	1
FAM000028	Autoclave	Laboratory Equipment	ADX50810	W9		210 - Research & Development	9/18/2015	1
FAM000356	ML303E Balance scale	Laboratory Equipment	ADX50366	E82		204 - Manufacturing	11/17/2015	1
FAM000387	Panasonic 48.2 cubic ft double swing door refrigerator	Laboratory Equipment	ADX50683	W9		210 - Research & Development	8/1/2016	1
FAM000391	48.3 cubic ft refrigerator	Laboratory Equipment	ADX50677	W6		210 - Research & Development	8/1/2016	1
FAM000392	48.3 cubic ft refrigerator	Laboratory Equipment	ADX50663	W7		210 - Research & Development	8/1/2016	1
FAM000469	ML303E Balance scale	Laboratory Equipment	ADX50366	E82		204 - Manufacturing	11/17/2015	1
FAM000574	Validation for ADX50142	Laboratory Equipment	ADX50142	E87		204 - Manufacturing	2/1/2017	1
FAM000594	Osmometer Microsample	Laboratory Equipment	ADX50558	W3		208 - Quality	3/1/2017	1
FAM000595	Osmometer Multisample	Laboratory Equipment	ADX50559	W3		208 - Quality	3/1/2017	1
FAM000596	XPE10001L Scale - 10kg	Laboratory Equipment	ADX50979	E82		210 - Research & Development	3/1/2017	1
FAM000687	Panasonic Refrigerator MPR-721	Laboratory Equipment	ADX51082	E83		210 - Research & Development	7/1/2017	1
FAM000688	Panasonic Refrigerator MPR-721	Laboratory Equipment	ADX51060	E84		210 - Research & Development	7/1/2017	1
FAM000689	Panasonic Refrigerator MPR-721	Laboratory Equipment	ADX51063	E84		210 - Research & Development	7/1/2017	1

We confirm the ist represents the agreed upon assets transferring to CytoSorbents upon Advaxis lease termination and CytoSorbents lease commencement 305 College Rd

CytoSorbents ____________________ 3/5/2021

Advaxis ____________________ 3/8/2021

EXHIBIT "C"

COMMENCEMENT DATE MEMORANDUM

THIS AGREEMENT made the            day of                                 , 2021, by and between 300 CR LLC ("Landlord") and _____________., with an office at ________________ ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a lease dated ("Lease") setting forth the terms of occupancy by Tenant of a portion of a Building located at 305 College Road East, Princeton, New Jersey; and

WHEREAS, the Lease is for a “Term” of                                                  , with the " Commencement Date" of the Term being defined as                                                in Basic Lease Provisions of the Lease; and

WHEREAS, it has been determined that                                                                  is the actual Commencement Date of the Lease.

WHEREAS, the "Manufacturing CO Date" is defined as                                                                 in Basic Lease Provisions of the Lease; and

WHEREAS, it has been determined that                                                                     is the actual Manufacturing CO Date.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter set forth, it is agreed:

1.       The actual Commencement Date is _______________________          ,                 the Manufacturing CO Date is ___________________ and the commencement of the Term under the Lease is                                                           . Payments of Basic Annual Rent commence on _________________________.

2.       This agreement is executed by the parties for the purpose of providing a record of the commencement and termination dates of the term of the Lease.

IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.

LANDLORD:

300 CR LLC
By: 300 CR Manager LLC, its Member

By:
Name:	Tom Stange
Title:	Authorized Signatory

TENANT:

By:
Name:
Title:

EXHIBIT “D”

RULES AND REGULATIONS

1.       The sidewalks, halls, passages, elevators and stairways shall not be obstructed by any of the tenants nor used by them for any other purpose than for ingress and egress to and from their respective offices, nor shall they be used as a waiting or lounging place for tenant's employees or those having business with tenants. The halls, passages, elevators, stairways and roofs are not for the use of the general public, and Landlord retains in all cases the right to control and prevent access to any part of said Building of all persons whose presence, in the judgment of Landlord or Landlord's employees, may be prejudicial to the safety, character, reputation or interests of the Building and its tenants. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by closing the doors or otherwise, for the safety of tenants and the protection of property in said Building. During other than business hours, access to the Building may also be refused, unless the person seeking admission is known by Landlord's agent in charge to have the right to enter the Premises therein or is properly identified. In order for Tenant’s employee(s) to be permitted to enter a locked and secured building, it is required that each such employee complete a “Security Access Card Request Form”. If this standard form is not completed in its entirety, Landlord may decline access to such employee. In addition, the production of a key to such premises may be required. Tenants will instruct the Building manager from time to time as to the number of persons to whom they desire passes issued for this purpose. It will be the responsibility of the Tenant to pick up any pass and key whenever the employment of the pass holder is discontinued. Landlord shall in no case be liable in damages for the admission or exclusion of any person from said Building.

2.       The floors, walls, partitions, skylights, transoms that reflect or admit light into passageways or into any place in said Building shall not be covered or obstructed by any of the tenants. The toilet-rooms, sinks and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, ashes, chemicals or refuse shall be thrown or placed therein. Any damage resulting from such misuses or abuse shall be borne and immediately paid by Tenant by whom or by whose employees it shall have been caused.

3.       Nothing shall be placed by tenants or their employees on the outside of the Building.

4.       No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of said Building, unless of such character, color, size and material and in such places as shall be first designated by Landlord in writing. A sign painter authorized by Landlord will do such work at Tenant's expense.

5.       Tenant will see that the windows are closed and the doors securely locked each day before leaving the Building. Shades shall be of the material, style, form and color adopted by Landlord for the Building, and no tenant shall put up any that do not conform to such standards. Tenant shall have the right to remove such shades at the expiration of the lease.

6.       Tenant, their employees or others shall not make or commit any improper noises or disturbances including foul odors of any kind in the Building, nor smoke in the elevators, mark or defile the elevators, bathrooms or interfere in any way with other tenants or those having business in the Building. Tenants shall be liable for all damage to the Building done by their employees. Cigar & pipe smoking will not be permitted anywhere in the Building.

7.       No carpet, rug or other article shall be hung or shaken out of any window, and nothing shall be thrown by tenants or tenants' employees nor be allowed by them to drop out of the windows or doors or down the passages or skylights of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls, elevators or stairways of the Building, or into any of the light shafts or ventilators thereof.

8.       No animals shall be kept in or about the Premises except for limited small rodents for lab testing, which shall be safely secured at all times.

9.       If the tenants desire to introduce signaling, telegraphic, telephonic or other wires and instruments, Landlord will contract with the electricians as to where and how the same are to be placed; and, without such direction, no placing boring or cutting for wires will be permitted. Landlord retains in all cases the right to require the placing and using of such electrical protecting devices to prevent the transmission of excessive currents of electricity into or through the Building, to require the changing of wires and of their placing an arrangement underground or otherwise as Landlord may direct, and further to require compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish thereto; and, in the event of noncompliance by tenants or by those furnishing service by or using such wires or by others with the directions, requirements or rules, Landlord shall have the right to immediately cut, displace and prevent the use of such wires. Notice requiring such changing of wires and their replacing and rearrangement given by Landlord to any company or individual furnishing service by means of such wires to any tenant shall be regarded as notice to such tenants and shall take effect immediately. All wires used by tenants must be clearly tagged at the distributing boards and junction boxes and elsewhere in the Building and with the number of the office to which said wires lead and the purpose for which said wires respectively are used, together with the names of the company operating same.

10.       A directory in a conspicuous place on the first floor, with the names of tenants, will be provided by Landlord.

11.       No varnish, stain, paint, linoleum, oil-cloth, rubber or other air-tight covering shall be laid or put upon the floors; nor shall articles be fastened to or holes drilled or nails or screws driven into walls, doors or partitions; nor shall the walls, doors or partitions be painted, papered or otherwise covered or in any way marked or broken; nor shall any tenant use any other method of heating than that provided by Landlord; without the written consent of Landlord, which consent shall not be unreasonably withheld.

12.       The delivery of materials and other supplies to tenants in the Building will be permitted only under the direction, control and supervision of the Landlord.

13.       The use of rooms as sleeping apartments is prohibited.

14.       All entrance doors leading from the hallways are to be kept closed at all times.

15.       Tenants must use designated parking lots only during hours of building operation. Tenant parking is restricted to main lots and is not permitted in any other area whatsoever including visitor, delivery or fire lane areas. It is expressly prohibited to allow overnight parking or storage of vehicles used by employees or in the course of business without prior written consent of Landlord.

Violation of this parking regulation will result in removal of the vehicle at the sole cost of tenant.

16.       Tenants must adhere to all recycling mandates (as they may be required by local and state laws), and Landlord's existing established procedure (s).

17.       No smoking is permitted in the Premises or any other part of the Building.

18.       No vending machine of any type are permitted in the Premises without the prior written consent of the Landlord.

19.       All deliveries to and/or from the Building must be coordinated with the Building's Management.

EXHIBIT “E”

COLLEGE PARK AT
PRINCETON FORRESTAL CENTER

JANITORIAL SPECIFICATIONS

General Cleaning

Cleaning Services provided five (5) days per week unless otherwise specified.

Cleaning hours Monday through Friday, between 6:00 p.m. and before 8:00 a.m. of the following day.

On the last day of the week work will be done after 6:00 p.m. Friday, but before 8:00 a.m. Monday.

No cleaning on holidays.

I.	Office Area

Furniture and fixtures within reach will be dusted and desktops will be wiped clean. However, desks with loose papers on top will not be cleaned.

Windowsills and baseboards to be dusted and washed when necessary.

Office wastepaper baskets will be emptied.

Cartons or refuse in excess of that which can be placed in wastebaskets will not be removed. Tenants are required to place such unusual refuse in trashcans.

Cleaner will not remove or clean tea or coffee cups or similar containers; also, if such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned. All kitchen cleaning by Tenant.

Carpets will be vacuumed nightly.

All tile floors will be vacuumed nightly and wet mopped weekly.

Wipe clean all glass, brass and other bright work weekly.

Dust all pictures, charts, wall hangings monthly that are not reached in nightly cleaning.

Dust all vertical surfaces to include doors, bucks and partitions monthly.

Dust all ventilating louvers and other such installations monthly.

II.	Lavatories

All lavatory floors to be swept and washed with disinfectant nightly.

Tile walls and dividing partitions to be washed and disinfected weekly.

Basins, bowls, urinals to be washed and disinfected daily.

Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.

Waste receptacles will be emptied and cleaned and wash dispensaries to be filled with appropriate tissues, towels, and soap nightly.

III.	Main Lobby Elevators. Building Exterior and Corridors

Wipe and wash all floors in Main Lobby nightly.

Wipe and/or vacuum elevator floor nightly.

Polish floors weekly in elevator.

IV:	All windows interior and exterior will be cleaned once a year.

V:	Tenant will comply fully with the New Jersey State Recycling Mandates.

VI:	Tenant is responsible for the cleaning of Tenant's laboratory area(s).

VII	Tenant shall comply with all applicable janitorial requirements of the CDC in connection with the COVID-19 Pandemic.

EXHIBIT “F-1”

INITIAL EARLY PREMISES

EXHIBIT “F-2”

EARLY PREMISES

EXHIBIT “G”

HVAC RESPONSIBILITY

HVAC Unit Designation	Area served	Maintenance Responsibility
AHU-1	Manufacturing	Tenant
AHU-2	Labs	Tenant
AHU-3	Offices	Landlord
RTU-3	Offices/Storage	Landlord
RTU-4	Labs	Tenant
AHU-4	Vivarium	Tenant
AHU-5	Labs	Tenant
RTU-2	Offices	Landlord
RTU-1	Offices	Landlord

EXHIBIT “H”

TANK SPECIFICATIONS

•	3 x 8000 gallon tank storage with containment: 2 x 8000 gallon flammable; 1 x 8000 gallon non-hazardous aqueous, surrounded by fence measuring 40’ x 15’; OR

•	2 x 8000 gallon flammable storage with containment, surrounded by fence measuring 30’ x 15’

•	Further specifications, including the location and construction of the Exterior Tanks, is set forth in the plans titled “Administrative Approval Plans of Cytosorbents Tankage for National Business Parks” prepared by Van Note-Harvey Associates, dated March 23, 2021, revised February 5, 2021.

EXHIBIT “I”

RIGHTS OF FIRST REFUSAL

•	307 College Road East – Princeton Consumer Research, 7,852sf

•	307 College Road East – Askpharma, Inc., 9,150sf